EXHIBIT 10.11

                              SUB-DEALER AGREEMENT

     This Sub-Dealer Agreement (the "Agreement"), dated this 1st day of October, 2002, is between VoiceStream Wireless Corporation, a Delaware corporation ("Company") with an address at 12920 SE 38th Street, Bellevue, WA 98006, and Retrieval Dynamics Corporation, a Florida corporation with an address at 1819 Main Street, Suite 702, Sarasota, Florida 34236 ("Sub-Dealer"), and Research In Motion Corporation ("Dealer") Delaware corporation with an address at 25227 Grogan's Mill Road, Suite 125, The Woodlands, Texas, 77380 U.S.A..

                                    RECITALS

A. Company provides or is authorized to provide wireless communications service directly to Subscribers utilizing authorized digital frequencies assigned by the Federal Communications Commission and accessed by digital wireless equipment in the Area defined herein.

B. Company and Dealer have entered into that certain Dealer Agreement dated the 1st day of October, 2001 (the "Dealer Agreement") pursuant to which Dealer agrees to promote, market, and sell Company's Services and Equipment in the defined Area.

C. Sub-Dealer has agreed to become a sub-dealer of Dealer in order to use Company's experience, Confidential Information, Marks, and goodwill to promote, market, and sell Company's Wireless Service and Equipment in the Area to Subscribers under the terms and conditions of this Agreement and the Dealer Agreement.

     NOW, THEREFORE, the parties agree as follows:

1.   APPOINTMENT

1.1. Appointment of Sub-Dealer. Dealer hereby appoints Sub-Dealer as an authorized Sub-Dealer to promote, market and sell the Wireless Service and Equipment directly to Subscribers located in the Area in accordance with the terms and conditions of this Agreement.
1.2. Certain Restrictions.
     1.2.1Pursuant  to this  Agreement,  Sub-Dealer  shall  only sell  Equipment approved in writing by Company and Dealer, to Subscribers in strict compliance with the provisions of this Agreement. Sub-Dealer may not purchase Equipment from Company's dealers (other than Dealer), retailers, or resellers, for use on the Company's network and may not sell Equipment to them for use on Company's network, without prior written permission from Company and Dealer signed by authorized representatives of Company and Dealer. Sub-Dealer shall not sell, authorize or facilitate the sale of unapproved Equipment to be used with Company's Service.


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     1.2.2Sub-Dealer  understands  and  acknowledges  that it does  not  have an exclusive right to promote, market or solicit sales of Wireless Service or Equipment in the Area and that Company, Dealer, and other dealers, agents, and affiliates of Company may also be promoting, marketing, selling and/or soliciting orders for Wireless Service and Equipment in the Area.
     1.2.3Sub-Dealer   shall  be  solely   responsible   for  any  contracts  or
          commitments entered into, or costs or expenses it incurs in connection with exercising its rights or performing its obligations under this Agreement.
     1.2.4Sub-Dealer  acknowledges  and agrees that in accordance with the terms of the Dealer Agreement, Company reserves the right to:
          (a)  amend the Exhibits to the Dealer Agreement,
          (b) restrict Sub-Dealer, Dealer and their Personnel from promoting, marketing, advertising, selling or otherwise soliciting requests for Wireless Service or Equipment from potential Subscribers, or
               certain   categories  of   Subscribers,   under  certain   terms,
               promotions or rate plans, or
          (c) amend its rate plans for Wireless Service, and add, delete, suspend or modify the terms and conditions for Wireless Service, and, according, Dealer may, in its sole discretion, effective as of the date of any such amendments made by Company, amend this
               Agreement  (including,   without  limitation,   the  compensation
               payable to the Sub-Dealer, the rate plans, definitions, etc.) to reflect the impact of any changes made by the Company to the Dealer Agreement.
     1.2.5Sub-Dealer agrees that if Sub-Dealer does not qualify for or remain a member in good standing of Dealer's BlackBerry Partner Program, Dealer may, after giving Sub-Dealer reasonable notice to cure, terminate this Agreement.
     1.2.6When representing Company and Dealer under this Agreement, Sub-Dealer and its Personnel shall use commercially reasonable efforts to actively promote, market, and sell Company's Wireless Service and Equipment to actual and potential Subscribers. Without limiting the generality of the foregoing, Sub-Dealer and its Personnel shall:
          (a) Conduct their business and activities in such a manner so as to promote a positive image and good public relations for Company and Dealer. Without limiting the generality of the foregoing, Sub-Dealer and its Personnel shall not: (i) engage in any unfair or deceptive trade practice involving any of Company's Wireless Service, Equipment or Dealer's Offerings; or (ii) make any false, misleading or disparaging representations or statements with regard to Company, Dealer, Equipment, Dealer Offerings, or Company's Wireless Service.
          (b) Cooperate with and participate in any promotional, marketing, sales, or advertising programs sponsored by Company or Dealer as requested from time to time, unless the particular promotional, marketing, sales, or advertising programs sponsored by Company or Dealer is unrelated to Sub-Dealer's channel of distribution (e.g. storefront advertising).


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          (c)  Promptly  report to Company and Dealer all complaints it receives with regard to Wireless Service, and use commercially  reasonable efforts to maintain and promote good public relations for Company while forwarding details of any such complaint to Company.
          (d)  Identify  Company at all times as the Wireless  Service  provider and identify and represent  Dealer and its sub-dealers as dealers
               of  Company,   and  not  as  having  any  other  relationship  or
               affiliation  with the Company under the Dealer  Agreement or this
               Agreement,  and in relation to  Equipment to be used on Company's network,  promote and market Dealer Offerings  consistently  with the provisions of this Agreement.
          (e)  (i)  Maintain  an  adequate   staff  of  ethical,   professional,
               qualified   and   experienced   employees,    (ii)   supply   the
               organization,   equipment,   facilities,   materials,  and  other
               resources necessary in order to perform this Agreement and, (iii)
               if applicable, execute and maintain all Sub-Dealer locations in a clean, orderly, and professional manner.
     1.2.7When representing Company and Dealer under this Agreement,  Sub-Dealer and its Personnel shall at all times sell only authorized Company Wireless Service and shall use only Company authorized subscription agreements, forms, processes and Activation procedures in soliciting orders. Sub-Dealer and its Personnel shall have no right, power or authority to make any representations or warranties regarding the Wireless Service except as expressly directed in writing by Company or Dealer in their sole discretion or as contained in any written
          materials   provided  by  Company  or  Dealer  to  Sub-Dealer  or  its
          Personnel. Sub-Dealer shall be solely responsible for establishing the prices for all sales of Equipment and Dealer Offerings to Subscribers.
     1.2.8All  orders  taken  and  agreements   entered  by  Sub-Dealer  or  its
          Personnel for Wireless Service or Equipment are subject to acceptance or rejection by Company and Dealer in their sole discretion. Company or Dealer may reject orders or contracts that they deem contrary to their proprietary or legal interests. All Subscribers shall be customers of Company for current and future Wireless Service, and shall be considered customers of Dealer or its Personnel for Dealer Offerings and future sales or activations. With respect to its
          Wireless  Service,   Company  shall  be  responsible  for  any  credit
          verification, deposits, billing, collection, consolidation, rebilling, customer billing complaints, toll calls, bad debts, and fraudulent use by any Subscriber of any MSISDN or telephone number assigned, unless Dealer, Sub-Dealer or their Personnel are at fault in relation to any of the foregoing.
     1.2.9Company shall be solely responsible for all billings of Subscribers for Wireless Service, and all remittances resulting from such billings shall be made directly to Company and shall be the property of Company. Until written notice from Dealer to Sub-Dealer, the parties agree that Sub-Dealer shall not be activating Subscribers that require a deposit to meet Company's credit requirements.


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     1.2.10  Sub-Dealer  shall at all times  comply  with all  applicable  laws,
          regulations,    licensing   requirements,   and   other   governmental
          requirements in performing its obligations and exercising its rights under this Agreement. Sub-Dealer warrants that it holds all necessary federal, state, and local licenses and permits in order to sell the Wireless Service and Equipment in accordance with applicable law.
     1.2.11 With respect to Wireless Service, Sub-Dealer and its Personnel shall only sell and furnish to Subscribers, Equipment approved by Company in writing and in its sole discretion as meeting minimum FCC, CTIA and reasonable Company technical standards for transmission, regulatory compliance, and overall technical quality. Sub-Dealer acknowledges that Company may, in its sole discretion, refuse Wireless Service to any Subscriber using Equipment that does not meet such standards.
     1.2.12 Sub-Dealer and its Personnel shall only sell and furnish to Subscribers, Equipment approved by Company in writing and in its sole discretion as meeting Company's branding and marketing requirements pursuant to this Agreement. Sub-Dealer and its Personnel shall not sell nor furnish Equipment to Subscribers under this Agreement to be used on the Company's network, which is branded with the name or logo of any other wireless carrier without prior written permission from Company.
     1.2.13 Sub-Dealer and its Personnel shall not sell any used Equipment without the prior written consent of Company.
     1.2.14 In all dealings with Subscribers, Sub-Dealer and its Personnel, shall be governed by the highest standards of honesty, integrity, fair dealing and ethical conduct. Conduct in violation of this Section includes, but is not limited to: (a) business practices, promotions, or advertising which may be injurious to the reputation or business goodwill of the Dealer or the Company; (b) falsification of any business records; (c) misrepresentations to the other party or to any actual or potential Subscriber; (d) breach of payment terms or policies which are not cured to the satisfaction of the other party within fifteen (15) days of notice from the non-breaching party; (e) the conviction of Sub-Dealer, or any of its officers of any offence related to the business conducted by it or punishable by a term of imprisonment that relates to the rights and obligations under this Agreement; or (f) failure to comply with any applicable federal, state or local law or regulation or engaging in any practice that is determined by a court or governmental agency to be an illegal or unfair trade practice in violation of any applicable law provided that such failure or practice relates to the rights and obligations of the parties under this Agreement. Any conduct violating the provisions of this Section shall constitute a material breach of this Agreement.
     1.2.15 Sub-Dealer acknowledges and agrees that:
          (a) prior to Company's approval of any Sub-Dealer, Dealer is required to submit to Company for its review and approval any and all proposed changes or amendments to the Sub-Dealer Agreement



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               (except for any provisions relating to Sub-Dealer  compensation).
               Company may deny approval of any Sub-Dealer Agreement that Company deems is contrary to its legal or commercial interests; and
          (b)  Dealer  will  provide   copies  to  Company  of  all   Sub-Dealer
               Agreements between Dealer and its Sub-Dealers (except for any provisions relating to Sub-Dealer compensation), upon Company's request.

2.   SUB-DEALER GUIDELINES

2.1 Adherence to Agreement. Sub-Dealer agrees to adhere to the terms and conditions of this Agreement and Exhibits (including without limitation the "Dealer Exhibit") and the Marks Rules, which are all hereby incorporated by this reference. Sub-Dealer acknowledges that a breach by Sub-Dealer of this Agreement shall entitle Company to pursue all rights and remedies it may have under this Agreement or under the law.
2.2 Termination of Sub-Dealer. If the Sub-Dealer has breached the terms of this Agreement and the Company has provided Dealer and Sub-Dealer with not less than thirty (30) days notice to have Sub-Dealer cure the breach to the reasonable satisfaction of the Company, the Company shall have the right to terminate this Agreement upon written notice to Dealer and Sub-Dealer. In the event the Sub-Dealer breaches the confidentiality, intellectual property or unethical conduct provision in sections 1.2.13, 3.1 and 3.3 of this Agreement, or a Sub-Dealer has breached any terms of this Agreement three or more times during the term of this Agreement, or the insolvency of the Sub-Dealer, the Sub-Dealer becomes the subject of a petition for bankruptcy, goes into receivership or enters into an arrangement with or assignment for the benefit of creditors; Company and/or Dealer shall have the right to immediately terminate this Agreement.
     Either Dealer or Sub-Dealer shall have the right to terminate this Agreement for convenience by giving the other thirty (30) days prior written notice.
2.3 Effect of Termination. Upon termination or expiration of this Agreement, Sub-Dealer and its Personnel will immediately cease promoting, marketing, and otherwise soliciting the Wireless Service. Each party shall fully perform any and all obligations under this Agreement incurred prior to the effective date of termination or expiration except to the extent that either party may be relieved of any such obligations under other provisions of this Agreement. All amounts owed by any party to the other, shall become immediately due and payable. Dealer and Company may, at their option, cancel all unshipped orders without liability. Sub-Dealer shall upon request promptly return to Dealer all Confidential Information, and advertising and promotional materials provided pursuant to this Agreement, along with all other Company or Dealer property and Equipment in Sub-Dealer's possession, and shall immediately cease using Company's and Dealer's Marks.


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2.4  Non-Solicitation  of Company's Dealers.  During the term of this Agreement,
     Sub-Dealer and anyone acting on its behalf shall not recruit or solicit sub-dealers, employees, dealers, agents, or independent contractors from Company or Dealer or from any other dealer or sub-dealer of Company or Dealer.
2.5  Prohibition on Non-Competition  Agreements.  Sub-Dealer, its employees, and agents shall not enter into an exclusivity or non-competition agreement prohibiting them from working directly for Company, or from selling
     Company's  Wireless  Service.   Notwithstanding  the  forgoing,  Sub-Dealer
     acknowledges and agrees that if it has any intention of establishing a direct relationship with the Company, it will give prior written notice to Dealer.
2.6  Sub-Dealer   Support.   Sub-Dealer   acknowledges   that  Dealer  shall  be
     responsible  for  providing  some  management   support  and  resources  to
     Sub-Dealer and that Company has no such responsibility except for the provision of any support and resources that the Company has agreed to provide in accordance with the terms of any contract that the Company has with manufacturers of the Equipment.
2.7 Sub-Dealer Compensation. Sub-Dealer acknowledges that Dealer shall be solely responsible for payment of any compensation owed, and for reporting any and all information used by Company for purposes of compensating Dealer, and that Sub-Dealers entitlement to compensation shall be as set out in the Dealer Exhibit.
2.8 Restrictions. With respect to Company Wireless Service, Sub-Dealer shall only sell and furnish to Subscribers Equipment approved by Company and Dealer in writing and in its sole discretion as meeting minimum FCC, CTIA and reasonable Company and Dealer technical standards for transmission, regulatory compliance, and overall technical quality. Sub-Dealer shall not employ or enter any agreement to use sub-dealers. Sub-Dealer shall not sell any restricted promotions or plans as defined in this Agreement, or sell to Subscribers restricted under this Agreement.
2.9 Termination of Relationship Between Dealer and Sub-Dealer. Subject to the terms of the Dealer Agreement and this Agreement, Company may choose to accept Sub-Dealer as a direct dealer of Company. If Company accepts Sub-Dealer as a direct dealer of Company, Company and Sub-Dealer shall enter into Company's dealer agreement.
2.10 No Agency Relationship. Sub-Dealer acknowledges that this Agreement does not create an agency, joint venture, partnership, employment relationship, franchise or third party beneficiary rights with Company or Dealer. Sub-Dealer shall not have the authority to bind Company or Dealer in any manner

3.       ADDITIONAL OBLIGATIONS OF SUB-DEALER

3.1 Non-Diversion. Sub-Dealer acknowledges it has obtained significant goodwill from Company and Dealer through use of their Confidential Information and Marks. During the term of this Agreement and for a period of one year after termination of this Agreement (whether voluntary or involuntary, with or


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     without cause), Sub-Dealer shall not at any time directly or indirectly (a)
     request any Subscriber in the Area whom Sub-Dealer knows to be a Subscriber of Company, to curtail or deactivate the Wireless Service or Dealer Offerings, or cancel its relationship with Company or Dealer.
3.2 Confidential Information. "Confidential Information" means all information of or relating to Company or Dealer (whether of a business, technical or other nature) which Sub-Dealer knows or reasonably should know to be confidential or proprietary. Without limiting the generality of the
     foregoing,   "Confidential   Information"   includes  all  information  not
     generally  known to the public that  relates to the  business,  technology,
     Subscribers,   potential  Subscribers,   finances,  budgets,   projections,
     proposals, practices of Company or Dealer, including without limitation the terms of this Agreement and the Dealer Agreement, the identities of and all information regarding Subscribers and potential Subscribers, and all information relating to Company's or Dealer's business plans and proposals, marketing plans and proposals, technical plans and proposals, and research and development. All Confidential Information will be considered trade secrets of Company or Dealer and shall be entitled to all protections given by law to trade secrets. Any and all media (whether written, film, tape, optical, magnetic, opto-magnetic or otherwise) embodying any of the information described above shall also constitute Confidential Information. Except for Subscriber Information which under all circumstances shall be treated as Confidential Information, Confidential Information shall not include information which: (a) was in or entered the public domain through no fault of Sub-Dealer; (b) Sub-Dealer can show, by written evidence, was rightfully in Sub-Dealer's possession prior to receipt thereof from Company or Dealer; or (c) is disclosed to Sub-Dealer by a third party legally entitled to make such disclosure without breach of any obligation of confidentiality.
3.3 Non-Disclosure of Confidential Information. During the term of this Agreement and at all times thereafter, Sub-Dealer shall not directly or indirectly (a) use any Confidential Information for any purpose other than that for which it is used or disclosed under the terms of this Agreement or the Dealer Agreement, (b) disclose to any person, firm, corporation or other business entity any Confidential Information or in any other way publicly or privately disseminate any Confidential Information, or (c) assist, authorize or encourage anyone else to use, disclose, or disseminate any Confidential Information. Without limiting the foregoing, Sub-Dealer shall not use Confidential Information related to Subscribers or potential
     Subscribers  to  directly  or  indirectly   contact  or  communicate   with
     Subscribers or Potential Subscribers concerning the Company, the Dealer, the Dealer Offerings, or Wireless Service. Sub-Dealer further agrees it shall: (a) hold all such Confidential Information in confidence using the same degree of care that Sub-Dealer uses to protect its own confidential and proprietary information (but in no event less than reasonable care);


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     (b) use the  Confidential  Information  only for the purpose of  performing
     obligations   under  this   Agreement;   (c)  reproduce  any   Confidential
     Information only to the extent necessary to perform such obligations; (d) restrict disclosure of and access to such Confidential Information only to those Personnel who are directly concerned with, and who agree to maintain the confidentiality of, the Confidential Information; and (e) take all precautions necessary and appropriate to guard the confidentiality of the Confidential Information, including informing employees who handle such information that it is confidential and not to be disclosed to others. Upon
     termination  of  this  Agreement,   all  Confidential  Information  in  the
     possession or control of Sub-Dealer (including all originals and copies of all or any portion of any Confidential Information) shall be promptly returned to Company or Dealer depending on whose Confidential Information it is. Sub-Dealer shall be responsible for ensuring compliance with this
     Section   by   its   officers,    employees,   agents,   contractors,   and
     representatives, even if this Agreement is not ultimately signed or approved by Company or Dealer.
3.4 Records. Sub-Dealer agrees to maintain at its principal place of business complete and accurate records of Sub-Dealer's business conducted pursuant to this Agreement. Records will include, but are not limited to, documents relating to sales of Equipment and Dealer Offerings and Activation of Subscribers. All records that would be reasonably necessary for Company or Dealer to determine the commission payable by Company or Dealer shall be made available for inspection by Company or Dealer upon reasonable notice to Sub-Dealer. Such records constitute Confidential Information that shall be returned to Company or Dealer upon termination or expiration of this Agreement.

4.       INTELLECTUAL PROPERTY RIGHTS

4.1 Marks. Sub-Dealer understands and acknowledges that the Marks, along with all Intellectual Property Rights associated therewith, are the property of Company or Dealer. Sub-Dealer acknowledges that it has no rights in or to the Marks and shall not acquire any rights in the Marks or expectancy to their use as a result of any use of the Marks by Sub-Dealer, and that all goodwill arising out of any use of the Marks by, through or under Sub-Dealer shall inure solely to the benefit of the original owner of the Marks. Following the termination of this Agreement, Sub-Dealer shall immediately discontinue use of any Marks (and any other trademarks or service marks which Company or Dealer deem to be confusingly similar thereto) and shall promptly destroy, or, at Company or Dealer's option, return to Company or Dealer, all advertising and promotional literature and signage which contain any Marks.
4.2 Other Rights. Sub-Dealer acknowledges that the Wireless Service, Equipment, and Dealer Offerings involve valuable Intellectual Property Rights of Company or Dealer and their licensors. No title to or ownership of any Intellectual Property Rights associated with any Wireless Service, Dealer Offerings, or Equipment is transferred to Sub-Dealer or any Subscriber pursuant to this Agreement.


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4.3  Protection of Rights.  Sub-Dealer will immediately notify Company or Dealer of any infringement, misappropriation or violation of any Intellectual Property Rights of Company, Dealer or their respective licensors that comes to Sub-Dealer's attention. Sub-Dealer will not infringe or violate, and will use its best efforts to preserve and protect Company's, Dealer's and their licensors' interest in, all such Intellectual Property Rights. In the event of any such infringement, misappropriation or violation relating to the activities of Sub-Dealer or any of its officers, employees, agents, contractors or representatives, Sub-Dealer will take all steps reasonably
     necessary  to  terminate  any  such   infringement,   misappropriation   or
     violation. Company or its designee will have exclusive control over the prosecution and settlement of any legal proceeding to enforce, to recover damages on account of any infringement, misappropriation or violation, or to defend any of its or its licensor's Intellectual Property Rights. Dealer or its designee will have exclusive control over the prosecution and settlement of any legal proceeding to enforce, to recover damages on account of any infringement, misappropriation or violation, or to defend any of its or its licensor's Intellectual Property Rights. Without limiting the generality of the foregoing, Sub-Dealer will: (a) provide such assistance related to such proceeding as Company or Dealer may reasonably request; and (b) assist Company or Dealer in enforcing any settlement or order made in connection with such proceeding; provided that Company or Dealer will reimburse the expenses reasonably incurred by Sub-Dealer to provide such assistance in accordance with Company's or Sub-Dealer's requests for the same.

5.       INDEMNITY; CONSEQUENTIAL DAMAGES
5.1 General Indemnity. Sub-Dealer hereby agrees to indemnify, defend, protect, and hold Company and Dealer, and their respective parent corporations, subsidiaries, affiliates, officers, directors, employees, agents, and insurers, harmless from and against any and all claims, costs, suits, liabilities, damages, losses, demands, and expenses of every kind, including but not limited to reasonable attorneys' fees and disbursements, arising out of any negligent act or omission or willful misconduct of, or breach of this Agreement, by Sub-Dealer, or its employees, agents, or independent contractors, including without limitation, any claim made against Dealer by Company.
5.2 Indemnity as to Advertisements. In furtherance and not in limitation of the Indemnification obligations of Sub-Dealer set forth in Section 6.1 of this Agreement, Sub-Dealer hereby agrees to indemnify, defend, protect, and hold Company and Dealer and their parent corporations, subsidiaries and affiliates, and each of their officers, directors, employees, agents, and insurers, harmless from and against any and all claims, costs, suits, liabilities, damages, losses, demands, and expenses of every kind, including, but not limited to, reasonably attorneys' fees and disbursements, arising out of advertisements or promotional materials developed or used by Sub-Dealer (except advertisements and promotional materials that have been developed and provided by Company, developed and provided by Dealer, or approved in writing by Company and/or Dealer).

5.3 Limitation of Liability. IN NO EVENT SHALL COMPANY OR DEALER BE LIABLE FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO LOST REVENUE OR PROFITS, IN CONNECTION WITH THIS AGREEMENT OR THE CONDUCT OF BUSINESS BETWEEN DEALER AND SUB-DEALER, EVEN IF COMPANY OR DEALER WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.       TERMINATION
6.1 Unless earlier terminated pursuant to paragraph 2 above, this Agreement t shall terminate contemporaneously with the Dealer Agreement; provided, however, that Sub-Dealer's obligations under sections 3, 4, 5, and 6 of this Agreement shall survive the termination of this Agreement.

7.       MISCELLANEOUS

7.1 Entire Agreement. This Agreement and any non-disclosure agreement ("NDA") entered into between any of the parties represents the entire, complete, final and exclusive Agreement between the parties hereto with respect to the matters addressed in this Agreement and, except as expressly provided herein, shall not be affected by reference to any other documents.
7.2 No Other Agreements. Sub-Dealer represents and warrants that the execution and performance of this Agreement does not and will not violate any other contract or obligation to which Sub-Dealer is a party, including terms relating to covenants not to compete and confidentiality covenants. Sub-Dealer will not disclose or use, or induce others to use, any proprietary information or trade secrets of any other person, association or entity. Sub-Dealer represents and warrants that it has returned all property and confidential information belonging to all other service providers for whom Sub-Dealer may have acted as a dealer. This Agreement and its Exhibits, and any NDA, constitute the entire agreement and understanding between the parties and supersede all offers, negotiations and other agreements concerning the subject matter set forth in the Agreement. Sub-Dealer is not relying on any representations or warranties from Company or Dealer, including, but not limited to, any representation or warranty as to the nature of competition or the results or effect of any advertising. Except as set forth herein, any amendments to this Agreement must be in writing and signed by the parties.

7.3 Supply of Equipment and Operations. The parties acknowledge and agree that details regarding: the terms upon which Dealer will sell the Equipment to the Sub-Dealer, pre and post sales support, ordering and shipping terms and conditions; activation procedures, etc will be set out in separate agreements to be entered into between the Dealer and Sub-Dealer. The parties agree that the terms and conditions of the agreements to be entered into between Sub-Dealer and Dealer ("Other Agreements") shall in no way limit or reduce the protections or rights afforded to the Company under this Agreement.
7.4 Dealer Branding Guidelines. Sub-Dealer shall comply with Dealer's branding guidelines that may be in effect from time to time.
7.5 Remedies Cumulative. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that a party would otherwise have.

7.6 Assignment. Sub-Dealer shall not assign its rights or delegate its obligations hereunder without the prior written consent of Company and Dealer. This prohibition shall extend to a change in the control of Sub-Dealer, which is defined to be any change as a result of which any person or entity holds 50% or more of the ownership interest or assets of Sub-Dealer.
7.7 Severability. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provisions of this Agreement that can be given an effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law and, when necessary, the court is requested to reform any and all terms or conditions to give them such effect.
7.8 Authority. Each person signing below hereby warrants and represents that he or she has full authority to execute this Agreement for the party on whose behalf he or she is signing.
7.9 No Waiver. No failure by a party to take action on account of any default or breach of this Agreement by the other party shall constitute a waiver of any such default or breach, or of the performance required of the other party under this Agreement.
7.10 Notices. All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt if delivered in person, or via tele-copy, (ii) one day after deposit prepaid with a national overnight express delivery service, or
     (iii) five days after deposit in the mail. Notices to Sub-Dealer and Company shall be delivered or transmitted to its address specified on the first page of this Agreement, and notices to Dealer shall be delivered or transmitted as follows:

President                               With a copy to:
---------                               --------------
     Research In Motion Corporation         Legal Department
     c/o 295 Phillip Street                 c/o 295 Phillip Street
     Waterloo, Ontario, N2L 3W8             Waterloo, Ontario, N2L 3W8
     Attention: Jim Balsillie               Phone:  (519) 888-7465
     Phone: (519) 888-7465                  Fax: (519) 888- 1975
     Fax: (519) 888-7835

     Any Party may from time to time change such address by giving the other Party notice of such change in accordance with this Section.

7.11 Arbitration of Disputes.
     7.11.1 Obligation to Pursue Good Faith Resolution. The parties agree to use every reasonable effort to settle any disputes between them by amicable means, and not to resort to legal action unless such efforts have been attempted and are unsuccessful.
     7.11.2 Submission to Arbitration. If the parties are unsuccessful in resolving any disputes pursuant to paragraph 8.9.1, any controversy or claim arising out of or relating to this Agreement (including whether a particular dispute is arbitrable hereunder), shall be resolved by submission to binding arbitration. Such arbitration shall be held in the State of New York before a single arbitrator who shall be an attorney in such county who has practiced as a commercial litigator for at least fifteen (15) years. The arbitration shall be conducted under the commercial arbitration rules of the American Arbitration Association, except to the extent that those rules are modified herein, but shall not be administered by the American Arbitration Association. The parties shall equally bear the fees of the arbitrator.
     7.11.3 Selection of Arbitrator. If the parties cannot agree on an arbitrator, the arbitrator shall be selected by the Chief Judge of the United States District Court for Manhattan, New York, in accordance with the Federal Arbitration Act. The arbitrator so selected shall possess the qualifications described in paragraph 8.9.2. Each party may, but need not, suggest up to three potential arbitrators to the appointing authority.
     7.11.4 Discovery and Motions. The arbitrator selected may grant discovery as required by the reasonable needs of the case and determine motions filed, including motions for preliminary or ancillary relief, but shall do so in accordance with the parties' desire to economically and quickly resolve disputes between them. Discovery shall be allowed only as the parties may agree or the arbitrator may permit.
     7.11.5 Limitation of Actions. In the event either party believes it has any claim against the other party arising out of this Agreement or transactions related to it, the claimant shall notify the other party of such claim in writing within 120 days from the date it knows, or has reason to know, of any such claim ("Notification Period"). All claims and disputes that arise under this Agreement shall be submitted to arbitration by initiating the arbitration not later than one (1) year after occurrence of the act or omission giving rise to the dispute. Any failure to initiate arbitration proceedings within this one (1) year period shall constitute an absolute bar to the initiation of proceedings based on such act or omission.
     7.11.6 Initiation of Arbitration. The aggrieved party may initiate arbitration by sending written notice of an intention to arbitrate to all parties, such notice to include a description of the dispute, the amount involved, and the remedy sought. Each party irrevocably agrees that service of process, notices or other communications relating to the arbitration procedure shall be deemed served and accepted by the other if given in accordance with the provisions of this agreement.
     7.11.7 Decision and Enforcement of Award. Any award rendered in the arbitration shall be final, non-appealable, and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction. Any award rendered shall be limited to actual damages sustained by the party in whose favor judgment is rendered, and no consequential, punitive, exemplary, special or multiplied damages shall be awarded. The award of the arbitrator shall be in writing, with one counterpart delivered to each party.

     7.11.8 Preliminary and Ancillary Relief; Forum Selection; Consent to Personal Jurisdiction. Where feasible, issues of preliminary and ancillary relief shall first be determined by an arbitrator selected in accordance with the provisions of this Agreement. In an emergency, however, when irreparable injury will occur before an arbitrator can be appointed and/or hear the matter, the aggrieved party may apply to a court for preliminary or ancillary relief. Any such application shall be made only to a state or federal court sitting in the county where Dealer's principle place of business is located. Sub-Dealer irrevocably submits to the personal jurisdiction of such courts. The parties agree that violations or threatened violations of paragraphs 3.2, 3.4, 4.1, and 5.1 of this Agreement occurring when no arbitrator has been appointed shall presumptively be grounds for application to a court under this paragraph. In such cases, the Dealer's bond shall be unsecured unless good cause is shown.
     7.11.9 Exceptions to Arbitration. Notwithstanding the foregoing, Company and Dealer shall have the right to institute legal or equitable proceedings for claims or disputes regarding: (a) amounts owed by Dealer to Company, Sub-Dealer to Dealer, or Company to Dealer in connection with purchase of the Equipment, Wireless Service, or Dealer Offerings; (b) breach by Sub-Dealer of its confidentiality or intellectual property obligations under this Agreement.
     7.11.10 Consolidation of Proceedings. At the option of Company and Dealer, any arbitration under the provisions of this Agreement may be consolidated with any other arbitration proceeding involving the Company or Dealer and presenting similar issues of fact or law.
7.12 Exhibits. The parties acknowledge and agree that:
     7.12.1 In accordance with the Dealer Agreement, Company may change the Exhibits to the Dealer Agreement resulting in the Dealer having to make changes to this Agreement which will be binding on the Sub-Dealer;
     7.12.2 The Dealer may change the Exhibits to this Agreement, including, without limitation, the Dealer Exhibit, by giving the Sub-Dealer twenty (20) days written notice of such change; and
     7.12.3 The Exhibits to this Agreement form a part of the Agreement.
7.13 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signing of this Agreement and transmission by facsimile document transfer will be acceptable and binding upon the Parties hereto.
7.14 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the State of New York, without regard to the conflict of laws or choice of law provisions thereof.
7.15 Attorneys Fees and Costs. In the event any arbitration or court action is commenced by either party, the substantially prevailing party in such action shall be entitled to its reasonable out-of-pocket legal costs and reasonable attorneys' fees incurred therein.

The parties acknowledge they have fully read and understood this Agreement, and have had the opportunity to confer with legal counsel regarding its terms and conditions.

EXECUTED as of the day and year first above written.


  SUB-DEALER NAME:             Donald Hamilton
-----------------------------------------------------------------
  OWNER/OFFICER (printed):     Vice President and General Manager
-----------------------------------------------------------------
  SIGNATURE:                   /s/ Donald Hamilton
-----------------------------------------------------------------
  TITLE:
-----------------------------------------------------------------

  DEALER NAME:            Research In Motion Corporation
  By:                     Jim Balsillie
  Its                     President

Sub-Dealer Approval Granted:

Retrieval Dynamics Corporation


By:
---------------------------------------

Its:
---------------------------------------

Date:
---------------------------------------

                                    Exhibit A

                  VoiceStream Wireless Sub-Dealer Program Rules

A. Incorporated Dealer Agreement. These Program Rules ("Rules") are part of the Sub-Dealer Agreement (the "Agreement). These Rules apply to all Subscriber Activations. These Rules are subject to amendment at any time by Company and Dealer at their sole discretion upon thirty (30) days written notice to Sub-Dealer.

B. Definitions. In addition to the terms defined in the Dealer Agreement and this Agreement, the following terms will have meanings set forth below:

     Activation. The commencement of Wireless Service by Company to a valid Subscriber's SIM card and assignment of a wireless MSISDN or telephone number to Equipment purchased by a Subscriber in accordance with the terms of this
Agreement and the Dealer Agreement. Each new SIM card assigned to a valid Subscriber's account under the terms of this Agreement constitutes an Activation; provided, however, that combined voice and data rate plans, and rate plans that are added onto, or sold as a separate feature of, an existing voice or data rate plan or feature, or SIM card, shall qualify as only one Activation. Notwithstanding any other provision herein, shared rate plans (i.e., a non-Enterprise rate plan in which multiple SIM cards draw off of a single bucket of minutes) shall constitute only one activation, irrespective of how many lines are added, and shall be eligible for a Activation Commission, except as to Business Enterprise Plans, as to which Sub-Dealer will be compensated based on the number of SIM cards activated for Subscribers.

     Activation Date. The date on which Company commences the Wireless Service to a valid Subscriber's SIM card and assigns a wireless MSISDN or telephone number to a wireless device purchased by a Subscriber originating from a Sub-Dealer or its Personnel.

     Area. The collective geographic areas, set forth in Exhibit D, in which the Company provides Wireless Service and with respect to which the Sub-Dealer may act as an authorized dealer for Dealer pursuant to this Agreement.

     Billing Month. Each billing cycle, consisting of approximately thirty (30) days, used by Company to bill its Subscribers for Service.

     Charge Back. A reduction in the Sub-Dealer's compensation by the amount of any compensation earned for an original Activation.

     Deactivation. Termination of Wireless Service to the SIM card, or wireless MSISDN or telephone number, assigned to a Subscriber for any reason. For purposes of calculating compensation owed to Sub-Dealer, a Deactivation shall mean termination of a Subscriber's voice or data rate plan or feature for which Company has paid, or agreed to pay, compensation. A Subscriber may substitute

Equipment or service plans, per the terms of their Agreement or the Dealer Agreement with Company, without being considered deactivated, so long as the same MSISDN or telephone number is maintained and so long as Subscriber continues on a Company rate plan.

     Dealer  Offerings.  All  hardware,  software,   applications,  and  related
maintenance offered by Dealer to its customers excluding Wireless Service and Equipment.

     Equipment. Any approved voice, data, or combined voice and data devices, handsets, telephones, or related equipment or accessories to be used on Company's network, including SIM cards.

     GSM. Global System for Mobile Communication.

     GPRS. General Packet Radio Service.

     Intellectual Property Rights. All copyright, trademark, service mark, trade secret, patent and other intellectual property rights (including all rights of registration or renewal thereof and all causes of action relating thereto).

     Market. The covered population in the geographic area which boundaries are defined by the Federal Communication Commission Licenses referenced in Exhibit D.

     Marks. All service marks, trademarks and trade names used by Company or Dealer, including, but not limited to, the marks VoiceStream Wireless(R).

     MSISDN. Mobile Station International Subscriber Directory Number.

     Marks Rules. The rules and procedures relating to Company's Marks and set forth in Exhibit C and the rules and procedures relating to Dealer's marks that may be in effect from time to time.

     New Gross Subscribers. Calculated as follows: for each Billing Month, the number of new Subscribers that (i) were submitted by Sub-Dealer and accepted by Company; (ii) whose Activation Date was in that Billing Month and whose Wireless Service was not Deactivated by the end of that Billing Month; and (iii) who have not previously subscribed to the same Company's Wireless Service within the last 180 days. For greater certainty, the parties acknowledge that Sub-Dealer may offer either data and/or voice services to Subscribers. New Gross Subscribers shall not include Subscribers or Subscribers of rate plans excluded under Exhibit B.

     New Net Subscribers. Calculated as follows: for each Billing Month, the number of New Gross Subscribers less the number of previous Activations that became subject to Charge Backs in that month.

     Personnel. A party's employees, sub-dealers (if applicable), agents, independent contractors, and licensees.

     SIM Card. Any Subscriber Identity Module component supplied exclusively by the Company necessary for the operation of any GPRS or GSM voice and/or data devices, telephones, or related Equipment for use on Company's network.

     Sub-Dealer. An agent of the Dealer for purposes of selling Wireless Service and Equipment under the terms and conditions of the Dealer Agreement and this Agreement, which has executed Company's and Dealer's form of Sub-Dealer
Agreement, and which Company and Dealer have approved in writing to be a Sub-Dealer.

     Subscriber. End-Users purchasing the Equipment and activating a rate plan or feature for Wireless Service through the Sub-Dealer or its Personnel in the Area. Each End-User that (i) places a new order for Wireless Service through Sub-Dealer or its Personnel that is accepted by Company and Dealer, (ii) that uses Company's Equipment to access the Wireless Service, and (iii) for which a SIM card and the Wireless Service is Activated, is a Subscriber. For purposes of calculating compensation owed to Sub-Dealer, where an End-User places more than one order for Wireless Service and each order is assigned a different SIM card, each order will be treated as a separate Subscriber if the order is accepted by Company and if the Wireless Service is activated on that order; provided, however, that the order does not violate Company's and Dealer's Fraudulent Activities policy in Exhibit A, Section F.4, and further provided that shared rate plans (i.e., a non-Enterprise rate plan in which multiple SIM cards draw off of a single bucket of minutes) shall constitute only one activation except as specifically noted. "End-User" for the purposes of this Agreement means the customer that purchases or uses Wireless Service.

     Subscriber Information. Any information relating to a Subscriber gathered by or for any party or its Personnel including, without limitation, names, addresses, e-mail addresses, telephone numbers, and other personally identifying information about an actual Subscriber.

     VoiceStream Suggested Retail Prices (SRP). The regular non-promotional, retail price for wireless Equipment sold at Company-owned retail outlets on the date of shipment to Dealer.

     Wireless Service. Wireless communication service, including voice and/or data service, or a combination of both, provided by Company utilizing digital frequencies assigned by the Federal Communications Commission or utilizing unassigned frequencies such as 802.11 that utilize Company's infrastructure and are accessed by the Equipment.

C. Dealer Advertising. Sub-Dealer acknowledges receipt of the Dealer Branding Guidelines (collectively, the "Advertising Guidelines"), which are fully incorporated herein as a part of this Agreement. In addition to the foregoing:

     1.   Sub-Dealer  and  its  Personnel   shall  adhere  to  the   Advertising
          Guidelines using the VoiceStream and RIM logos.

     2. Sub-Dealer is responsible for ensuring that advertising not provided or approved by Company and Dealer comply with all applicable laws.

     3. Company and Dealer reserve the right to immediately terminate any internet, web-page, or other advertisement that references or uses Marks, rate plans or Wireless Services at Company's or Dealer's sole discretion.

     4. Using slogans such as "Discount," "Cheap," etc., in conjunction with VoiceStream and RIM name and/or logo is prohibited.

D. Activation Procedures. Sub-Dealer shall not be entitled to any Commission, or to any other compensation with respect to any Subscriber, unless the following Activation procedures have been fully performed:

     1.   Before  making any  commitment  to a  potential  Subscriber  regarding
          Service, a fully completed service agreement signed, or otherwise executed in a manner acceptable to Company and by the potential Subscriber shall be delivered to the Company and Dealer.

     2. Sub-Dealer will contact the appropriate credit bureau utilized by Company and provide this agency with the appropriate information required for the potential Subscriber or use processes and procedures pre-approved in writing by Company and Dealer to do the same.

     3. Sub-Dealer will advise the potential subscriber if any deposit or advance payment is required by Company to be paid directly to Company. Until written notice from Dealer to Sub-Dealer, the parties agree that Sub-Dealer shall not be required to collect deposits and advance payments since Sub-Dealer will not be activating Subscribers that require a deposit to meet Company's credit requirements.

     4. Upon full performance of the above steps and upon compliance with all of Company's and Dealer's procedures for the activation of the Equipment Company will activate the Service for the Subscriber.

E.   Promotions:

     1. Promotions are defined as promotional pricing on Equipment or airtime that is advertised through newspaper, radio, and television.

     2. Sub-Dealer acknowledges that Company or Dealer are not obligated to offer or subsidize promotions on Equipment, Accessories or airtime to Sub-Dealer.

F.   Sales Efforts.

     1. Telemarketing. Telemarketing and/or telephonic lead generation by Sub-Dealers and its Personnel is strictly prohibited unless approved by the Vice President of Sales for Company and Dealer in writing, which approval shall be in Company's and Dealer's sole discretion.

     2. Internet Sales. When making Internet or web-page offerings of Wireless Service or Equipment, Sub-Dealer shall not use Company's or Dealer's trademarks or logos on any web-page or web-site, and shall not promote Company's Wireless Service or Equipment on any web-page or web-site, without Company's and Dealer's prior written approval, such approval not to be unreasonably withheld.

     3. Prohibited Sales Activities. Sub-Dealer and its Personnel shall not promote or sell Equipment or Service through telephone sales or telemarketing activities, direct mail activities, broadcast faxing activities, catalog sales activities, internet sales activities, text messaging to consumer, or any other similar direct sales activity without the prior written approval of Dealer and the Vice President of Sales for Company, which approval shall not be unreasonably withheld, conditioned, or delayed.

     4. Fraudulent Activities. Company and Dealer consider the following activities to constitute fraud. Engaging in such activities will result in loss of commissions, money damages, and/or termination of the Sub-Dealer and its Personnel: (a) Churn Fraud: this occurs when a Sub-Dealer or its Personnel deactivates a Subscriber's SIM card, MSISDN or telephone number, rate plan, or feature and subsequently reactivates the same customer with a new SIM card, MSISDN or telephone number, rate plan, or feature in order to receive compensation and/or activation credit, or to permit the Subscriber to receive a promotion or Equipment upgrade; (b) Activation Fraud: this occurs when a Sub-Dealer or its Personnel subscribe to the Wireless Service through the use of information fraudulently obtained from another person, or by simply using false identification, or pre-activates a handset prior to sale to a Subscriber; (c) Commission Fraud: this occurs when a Sub-Dealer or its Personnel modifies new or existing Subscriber accounts to artificially inflate commission and/or activation credit. By way of example, when a Sub-Dealer or its Personnel activates multiple pooled lines where the total number of lines activated exceeds the Subscriber's service need, or by downgrading a Subscriber rate plan in order to add on a new line that pays a higher commission value, this constitutes Commission Fraud; (d) SIM Fraud: this occurs when a Sub-Dealer or its Personnel activate Wireless Service for a Subscriber using more than one SIM Card when a single SIM card should suffice in order to receive compensation and/or activation credit. By way of example, when a Sub-Dealer or its Personnel activates multiple voice or data SIM cards, rate plans or features when it is in the

          Subscriber's best interest to have a single SIM card, rate plan, or feature, this constitutes SIM Fraud. Activities which Company and Dealer consider to be fraudulent are not limited to the foregoing and may, at the sole discretion of the Dealer and the Company, result in immediate termination of this Agreement.

     5. Prohibited Use of VoiceStream and RIM Promotional Slogans or Similar Names. Sub-Dealer and its Personnel shall not use promotional slogans or phrases in connection with any service or product if the slogan or phrase was first used by Company or Dealer in connection with Company's Service, Dealer Offerings, or Equipment (collectively, the "Protected Slogans") unless Sub-Dealer has obtained Company's and Dealer's prior written consent for any such use. For example, Sub-Dealer shall not use the slogans "Get More" or "Get More from Life." Sub-Dealer shall not use words such as "VoiceStream," "Voice," "Stream," or "VSTR" (collectively, the "Protected Words") or any combination of words that contains one or more of the Protected Words for any purpose without Company's express prior written approval. The foregoing prohibitions shall apply to, but not be limited to, the following uses: web sites, domain names, company names, advertising, promotional materials, signage, and all similar uses. Sub-Dealer shall not register or apply to register with any public or private entity any domain name, trademark, or trade name that contains any Protected Slogan or Protected Word. Company and Dealer shall have the right to immediately terminate any Sub-Dealer that breaches the provisions of this Section. Company and Dealer shall have the option to bring court proceedings to seek an injunction or other equitable relief to enforce any right, duty or obligation under this Section. This Section shall in no way limit Company's or Dealer's rights under this Agreement, at law, or in equity regarding the improper or illegal use of Company's or Dealer's intellectual property. The terms of this Section shall survive any termination of this Agreement.

     6. Sub-Dealer Retail Locations. Sub-Dealer shall be prohibited from placing its retail locations within 200 feet of existing Company retail locations, or existing locations of other Dealers and Sub-Dealers of Company, without Company's and Dealer's prior written approval to be exercised in their sole discretion.

G. Approval.

     Any sales contests, Activation spiffs, or other forms of compensation offered to Sub-Dealer must receive prior written approval from the Dealer .

                                    Exhibit B

                              List of Restrictions

The Sub-Dealer acknowledges and agrees that under the terms of this Agreement, Sub-Dealer is restricted from selling or promoting the following:

     o    Rate Plans not officially offered by Company;

     o    Prepaid plans; and

     o    Types of Subscribers:

          Sales to Federal, State or Local Government organizations unless Sub-Dealer has been approved in writing by Dealer to sell Equipment or the Wireless Service to such Government organizations

     o    Types of Equipment N/A

     o    Prohibited Businesses N/A

Sales by Sub-Dealer in contravention of the above restrictions will constitute a breach of this Agreement.

                                    Exhibit C

                               Company Marks Rules

A. Incorporated Dealer Agreement. These Company Marks Rules ("Rules") are part of this Agreement and the Dealer Agreement that has been executed by Company and Dealer. These Rules apply to Sub-Dealer's use of Company's trademarks and service marks ("Marks"), as well as its slogans and the image of Company's spokesperson, Jamie Lee Curtis, in materials that have been pre-approved by Company.

     1.   Authorization to Use Marks.

     Sub-Dealer must obtain Company's prior written consent to use and reproduce the Marks as Company may authorize in writing from time to time and solely in connection with the performance of Sub-Dealer's obligations under the Agreement.

     2.   Registration Symbols

     When using the Marks, Sub-Dealer must use the proper notice symbol to reflect whether a Mark is registered or unregistered. There are three types of symbols:

          o    (R) indicates a trademark registered in the United States.
                      Example:  VOICESTREAM(R)
          o TM indicates an unregistered trademark, i.e., a term used as an adjective to identify a Company product.
                      Example:  ISTREAMTM
          o SM indicates an unregistered service mark, i.e., a term used as an adjective to identify a Company service.
                      Example:  FAMILYTIMESM

These symbols must be placed on each of the Marks the first time that a Mark appears in a document, the first time a Mark appears on a page (including on a Web page), and on all media. Currently, the appropriate notice for those Marks that Sub-Dealer may be authorized to use is as follows:

          VOICESTREAM(R)
          AERIALSM
          DIGIPH(R)
          EASYSPEAKSM
          FAMILYTIMESM
          GET MORESM
          GET MORE FROM LIFE(R)
          INSTANT IMAGINATIONSM
          ISTREAMSM
          MINUTOS CUANDO QUIERASSM
          MYVOICESTREAM.COMSM
          OMNIPOINT(R)
          PING PONGSM
          POWERTEL(R)
          SACALE MAS A LA VIDASM
          TIEMPOFAMILIARSM
          WE'RE ON THATSM
          WHENEVER MINUTESSM
          WHENEVER, WHEREVER MINUTESSM
          WHATEVER. WHENEVER. VOICESTREAM. SM

[GRAPHIC OMITTED]

Company will provide periodic updates to this list, reflecting new registration status of the Company's Marks. If Sub-Dealer has any questions about the current registration status of any of the Company's Marks, please direct inquiries to Company's Intellectual Property Counsel at IPCOUNSEL@voicestream.com.

     3.   Use of Marks

     o Always use a Mark as an adjective modifying a noun. Do not use a Mark as a noun.
               Correct:  "VOICESTREAM(R)wireless services."
               Incorrect:  "VOICESTREAM(R)provides an excellent solution."
     o    Use Marks (other than logos) in block letters only.
               Correct:  "FAMILYTIMESM"
               Incorrect:  "FamilyTimeSM"
     o Use Marks exactly as used by Company, without varying the spelling, abbreviating, adding or deleting hyphens, breaking one word into two or more words, pluralizing, or making possessive through use of apostrophes.
               Incorrect:  "VOICE STREAM(R)" (breaking one word into two words)
               Incorrect:  "VS(R)" (abbreviation)
               Incorrect:  "PING-PONGSM" (hyphenating)
               Incorrect:  "We sell WEBSTREAM(R)-related products" (hyphenating)
               Incorrect:  "EASYSPEAKSSM plans" (pluralizing)
               Incorrect:  "ISTREAM'sSM suite of Internet services" (possessive)
     o Use logos exactly as used by Company, without any alteration or modification to the design, words, colors and/or proportions.
     o Keep Marks visually distinct from other text, images or materials. In particular, keep the VoiceStream logo as a stand-alone icon, without other marks or logos grouped with it. Only Company Marks may be used in conjunction with the VoiceStream logo.
     o Do not use Marks in conjunction with the marks or logos of other wireless service providers or other third parties.

     4.   Notices

Sub-Dealers must include one of the following legends as a footnote or footer that conspicuously appears in the same document or on the same page as the
Marks:
     o If all of the Marks used are registered with the U.S. Patent and Trademark Office:
                "[LIST OF MARK/S] is a/are registered trademark[s] and/or service mark[s] of VoiceStream Wireless
                Corporation, its subsidiaries and/or affiliates."
     o    If all of the Marks used are unregistered:
                "[LIST OF MARK/S] is a/are trademark[s] of VoiceStream Wireless Corporation, its subsidiaries and/or affiliates."

     o    If the Marks used are both registered and unregistered:
                "[LIST OF MARK/S] are trademark[s] and registered trademarks and/or service marks of VoiceStream Wireless Corporation, its subsidiaries and/or affiliates."

     5.   Additional Rules
     o Sub-Dealer may not use the Marks, or confusingly similar versions of the Marks, as all or part of a company name or trade name, whether registered or not.
     o Sub-Dealer may not use the Marks, or confusingly similar versions of the Marks, in a domain name. If Sub-Dealer uses the Marks in this manner, Sub-Dealer will be required to transfer ownership of the domain name to Company.
     o Sub-Dealer may not register or apply to register the Marks, or confusingly similar versions of the Marks, in any fashion.
     o Sub-Dealer may not use the Marks, or confusingly similar versions of the Marks, in a manner that implies Company's or Dealer's sponsorship or endorsement.
     o Sub-Dealer may not use the Marks, or confusingly similar versions of the Marks, in a manner that is inaccurate, distasteful or that disparages Company, Dealer, or the Services, the Equipment or Dealer Offerings. Sub-Dealer may not use the Marks, or confusingly similar versions of the Marks, in any manner that Company and/or Dealer determine, in their sole discretion, diminishes or damages Company's or Dealer's goodwill in the Marks.
     o Upon termination of this Agreement or the Dealer Agreement for any reason, Sub-Dealer must deliver to Company and Dealer all literature, materials, business cards, signs, labels, and other documents, and all registrations, upon which or in which their respective Marks appear.
     o Company and Dealer reserve the right to review any use of the Marks at any time. Sub-Dealer must provide Company and Dealer with specimens of Mark usage prior to use, and a reasonable opportunity to review and approve Sub-Dealer's use of the Marks prior to their use.
     o Certain Company and Dealer products and/or services include products and/or technology of third parties. Sub-Dealer may not use any marks of third parties without their express permission.
     o Sub-Dealer may not use the image of Company's spokesperson, Jamie Lee Curtis, in any manner without Company's prior written authorization.
     o For purposes of these Marks Rules, the following former trading symbols of Company and certain of its subsidiaries and affiliates will be treated as Marks:
                      VSTR
                      AERL
                      OMPT
                      PTEL

     Sub-Dealer may not use any of these trading symbols in any manner whatsoever.

B. Reservation of Rights. Company and Dealer may begin using new Marks, modify and revise their Marks, and abandon use of its Marks at any time and in their sole discretion.

This Exhibit is subject to Section 1.2 of the Dealer Agreement

                                    Exhibit D

                                      Area

This Exhibit D more specifically describes the Area in which Company provides Wireless Service in the United States and in which Sub-Dealer may act as an authorized Sub-Dealer for Company and Dealer in relation to both voice and data:


Albany/Syracuse
Albuquerque
Atlanta
Austin/San Antonio
Baltimore/Washington DC
Boise
Boston
Cheyenne
Chicago
Columbus
Dallas
Denver
Des Moines
Detroit
El Paso
Hartford
Hawaii
Houston
Indiana
Kansas City
Las Cruces/El Paso
Longview, TX
MD/ North VA
Miami
Milwaukee
Minneapolis
N.E. PA
NY/NJ/CT
Oklahoma City
Orlando
Philadelphia
Phoenix
Pittsburgh
Portland
Pueblo, CO
Salt Lake City
Seattle
Shreveport
South TX
Spokane
Springfield, MA
St. Louis
Tampa
Tucson
Tulsa
Tyler, TX
Upstate NY
Wichita
Alabama/Mississippi/Florida Panhandle
Atlanta
Georgia (Outside Atlanta Metro)
Jacksonville
Kentucky
New Orleans
Tennessee

                           Sub-Dealer Supply Agreement


Research In Motion Corporation ("RIM"), a corporation organized under the laws of Texas, with principal business offices located at 25227 Grogan's Mill Road, Suite 125, The Woodlands, Texas, 77380 U.S.A. and Retrieval Dynamics Corporation, a corporation organized under the laws of Florida, with business offices located at 1819 Main Street, Suite 702, Sarasota, Florida 34236 ("Sub-Dealer") (where Sub-Dealer and RIM are each a "Party" and together are the "Parties" to the Agreement) enact this Sub-Dealer Supply Agreement ("Agreement") in advance of establishing more particular commercial relations and transactions, through Schedules or purchase orders accepted by RIM that incorporate this Agreement. References herein to "Agreement" include this Sub-Dealer Supply Agreement and any such Schedules or purchase orders, and any attachments, exhibits or documents referenced in or by such Schedules or purchase orders and any amendments in writing executed by the Parties to any of the foregoing.


                                    RECITALS

A. RIM and VoiceStream Wireless Corporation ("VoiceStream") have entered into a National Premiere Dealer Agreement dated the 1st day of October, 2001, as it may be amended from time to time (the "Dealer Agreement");
B. On or about the time of entering into this Agreement, RIM, Sub-Dealer and VoiceStream have or will be entering into a sub-dealer agreement (the "Sub-Dealer Agreement") pursuant to which Sub-Dealer is authorized to act as a sub-dealer of RIM to promote, market, and sell the Wireless Service (as defined in the Sub-Dealer Agreement) in conjunction with the Equipment (as defined in the Sub-Dealer Agreement) from time to time; and
C. Sub-Dealer and RIM wish to enter into this Agreement in order to facilitate the purchase by Sub-Dealer of the Equipment and Software (described in the Dealer Exhibit) for sale by Sub-Dealer in accordance with the terms of the Sub-Dealer Agreement and this Agreement.

THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS set forth herein and for other good and valuable consideration now delivered by each Party to the other, the receipt and sufficiency of which is hereby acknowledged, THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS
1.1 "Airtime Service" means airtime service provided with the Product by VoiceStream.
1.2 "Area" means the Area described in the Sub-Dealer Agreement as may be amended by RIM from time to time.
1.3 "BES Software License" means RIM's standard software license agreement provided to End Users of the BlackBerry Enterprise Server Software that grants certain rights to the End Users which is included in "click-wrap" or other form with each copy of such Software, as may be amended from time to time.

1.4 "BlackBerry End User/Software License Agreement" means the electronic agreement to be distributed with each copy of the Handheld, as may be amended from time to time.
1.5 "Business Days" means any weekday other than a day designated as a federal holiday in the Area. Any reference herein to a number of days that does not reference "Business Days" is a reference to a number of calendar days.
1.6 "Competitive Corporate E-mail Service" means, with respect to an e-mail account assigned to an End User in a corporate enterprise e-mail system, a service that (a) automatically redirects e-mail addressed to such account to a designated Handheld and (b) enables receipt and delivery of e-mail from and to such account through the Handheld. For purposes of clarification, "Competitive Corporate E-mail Service" does not include access to e-mail or e-mail functionality (i) by means of a browser installed on a Handheld or (ii) through e-mail forwarding capabilities generally available in non-wireless e-mail applications, such as Lotus Notes or Microsoft Outlook.
1.7 "Confidential Information" means all trade secrets and other materials or information that is not generally known to the public, is in the possession or control of one of the Parties and is either specifically identified as confidential information prior to or at the time of it being disclosed or otherwise made available to the other Party, or would generally be considered confidential in the industry in which the Parties do business; provided however, a Party's Confidential Information includes without limitation: (a) any test results relating to its own software or products;
     (b) its own software's source code; (c) technical specifications related to its software or product; (d) its own technical, financial, legal, corporate, marketing, business opportunity, product, personnel, supplier, and any other information, in whatever form or medium whether or not it is registered or otherwise publicly protected.
1.8 "Documentation" means all manuals and documentation relating to the Software and/or Products and/or Services, including any specifications, training documentation, and any other documentation that RIM owns or has a right to distribute to Sub-Dealer in furtherance of this Agreement.
1.9  "Effective Date" means October 1, 2001.
1.10 "End User" means a user of any Products who obtains the Products through the Sub-Dealer and who uses such Products in the regular course of their business, or for personal use, and not with a view toward further distribution.
1.11 "End User Ready Form" means that the Product is ready for shipment to End Users with the necessary RIM documentation and standard accessories.
1.12 "Equipment" means the Equipment described in the Sub-Dealer Agreement as may be amended by RIM from time to time.
1.13 "FCA" means Free Carrier as defined in the International Chamber of Commerce Terms (IncoTerms) 2000.
1.14 "Handheld" means the 5810 handheld devices that are authorized by RIM and VoiceStream to operate on the Wireless Service from time to time.
1.15 "Initial Order" has the meaning ascribed to it in Section 3.2.
1.16 "Initial Term" has the meaning ascribed to it in Section 2.

1.17 "Warranty Requirements" means those inventory requirements as set out in Schedule C
1.18 "Lead Time" means the period between the Order Acknowledgement Date and the Shipment Date.
1.19 "Lot Size" means a minimum lot size quantity as provided in the Dealer Exhibit.
1.20 "Marks" means, as to a Party, the trademarks, trade names, service marks or logos of such Party.
1.21 "Minimum Order Quantity" means the minimum quantity of Products specified in the Dealer Exhibit, that RIM will ship to Sub-Dealer on any given Order and is a multiple of Lot Size.
1.22 "Order Acknowledgement" has the meaning ascribed to it in Schedule E.
1.23 "Order" or "Orders" shall mean the Purchase Order used by Sub-Dealer to order Product including without limitation the Initial order and Additional Order(s).
1.24 "Product" means the Handhelds, associated accessories and Software as specified on and subject to the pricing in the Dealer Exhibit. Product specifically excludes Airtime Services and product prototypes.
1.25 "Purchase Order" means a purchase order that Sub-Dealer issues to RIM that is valid only to the extent it is made pursuant to and conforms with the provisions of this Agreement without material change or addition. Any
     Purchase Order must be in U.S. dollars and reference this Agreement. Any preprinted terms and conditions contained on any Purchase Order are hereby rejected without further written notice.
1.26 "Renewal Term" has the meaning given to such term in Section 2 of this Agreement.
1.27 "RIM" has the meaning ascribed to it in the introductory paragraph.
1.28 "Schedule" means a legal instrument attached to and forming part of this Agreement, and which may be changed by RIM in its sole discretion, with twenty (20) days prior written notice.
1.29 "Services" means those services that RIM may provide to Buyer as described in Schedule B.
1.30 "Shipment Date" means the date that Products are ready for shipment.
1.31 "Software" means the software identified in the Dealer Exhibit, including all client access licenses, and any RIM software loaded onto or embedded into the Handhelds, howsoever provided to Sub-Dealer, together with all manuals and documentation related to the Software, and any bug fixes, updates or upgrades thereto provided by RIM (a) to Sub-Dealer, or to an End User, as RIM, in its discretion generally makes such bug fixes, updates or upgrades available to its licensees or (b) to an End User that has purchased the RIM BlackBerry Software Upgrade Program (as described in the Dealer Exhibit), in accordance with the terms and conditions thereof.
1.32 "Sub-Dealer" has the meaning ascribed to it in the introductory paragraph.
1.33 "Sub-Dealer Agreement" has the meaning ascribed to it in the introductory paragraph.
1.34 "Term" means the Initial Term and Renewal Terms, if any.
1.35 "Third Party Applications" means any software product developed by Sub-Dealer or a third party for installation and use on a Handheld.

1.36 "Twelve-Month Forecast" has the meaning ascribed to it in Schedule E.
1.37 "Valid Order" has the meaning ascribed to it in Schedule E.
1.38 "Warranty Period" means the earlier of twelve (12) months from the date of Airtime Service activation or fifteen (15) months from the date of shipment of the Handhelds by RIM to the Sub-Dealer.

2.       TERM

This Agreement is effective for an initial term of one (1) year from the Effective Date (the "Initial Term") hereof and shall renew automatically without written notice for successive one (1) year periods (each a "Renewal Term"), unless either Party provides written notice of its intent not to renew this Agreement to the other Party within thirty (30) days of the end of the Initial Term or prior to the end of any renewal term or the Agreement is terminated earlier pursuant to Section 7.

3.       PRODUCT ORDERING AND DELIVERY

3.1 Ordering and Delivery. Each Party shall comply with its obligations respecting forecasting, ordering and shipping set out in Schedule E.

3.2 Initial Order. Subject to the terms and conditions of this Agreement and in consideration of the rights and discounts provided pursuant to this Agreement, Sub-Dealer shall Order from RIM a minimum of five Handhelds within fifteen (15) days of the Effective Date (the "Initial Order") for sale within the Area. If Sub-Dealer fails to place sufficient Orders to fulfill its Initial Order commitment, then RIM may, at it option, ship the remainder of the Initial Order that Sub-Dealer has failed to take delivery of in accordance with this Section, and Sub-Dealer shall accept and pay for such deliver(ies) in accordance with this Agreement

3.3 Lead Time. Unless otherwise mutually agreed upon in writing, the Lead Time for all commercially available Products and/or Services shall be thirty
     (30) days provided that the Purchase Order(s) submitted by Sub-Dealer is reasonably consistent with Sub-Dealer's Twelve-Month Forecast for such period of time provided in writing by Sub-Dealer to RIM. For Purchase Order quantities of less than one hundred (100) Handhelds, RIM will make commercially reasonable efforts to reduce the Lead Time to five (5) Business Days.

3.4 Timely Delivery of Handhelds by RIM. Following the Order Acknowledgement date, RIM shall have ready for shipment the Handhelds listed on the Valid Order on the anticipated shipment date listed on the Order Acknowledgement. In the event that RIM fails to meet its obligations to have the Handhelds ready for delivery on the anticipated shipment date for reasons other than force majeure (as defined in Section 15.11) or a failure by RIM's suppliers to provide the components in a timely manner, by greater than thirty (30) days, then Sub-Dealer shall be entitled to refuse to take delivery of the delayed portion of the Order as its sole remedy, provided that Sub-Dealer notifies RIM in writing of its refusal to take such delivery in advance of shipment.

3.5 Early Delivery of Product by RIM. Products which are delivered more than five (5) Business Days in advance of schedule without authorization in writing from Sub-Dealer, may at Sub-Dealer's option: (i) be returned to RIM at RIM's sole risk and expense (including freight charges and a reasonable charge for Sub-Dealer handling); (ii) be accepted by Sub-Dealer with payment withheld by Sub-Dealer under the anticipated delivery date for the particular Products; or (iii) be placed in storage at RIM's sole risk and expense, until the anticipated delivery date for the particular Products.

3.6 Allocation. In order to meet Sub-Dealer's delivery requirements, RIM shall at all times use reasonable efforts to maintain manufacturing capacity and component supplies to satisfy Sub-Dealer's Orders and forecasted requirements. In the event of Product shortage, Sub-Dealer agrees that RIM may allocate a percentage of capacity and/or component supply to Sub-Dealer commensurate with the volume ordered by Sub-Dealer as a percentage of RIM's total orders.

3.7 Delivery Acceptance. Sub-Dealer agrees to inspect the Products promptly upon receipt and to notify RIM immediately upon discovery of any nonconformity. Failure of Sub-Dealer to notify RIM of any nonconformity of the Products within five (5) Business Days of receipt thereof shall be deemed to constitute acceptance thereof but such acceptance shall not invalidate the terms of the warranty specified in Section 9.

4.   PRODUCT AND SERVICES PAYMENTS

4.1 Product Payment. Sub-Dealer shall pay RIM's invoice in full in United States dollars within thirty (30) days of the invoice date. No discounts for early payment are authorized. If in RIM's reasonable judgment the Sub-Dealer's financial condition at any time does not justify continuing production or delivery on the above payment terms, RIM may require full or partial payment in advance. In the event RIM is required to bring legal action to enforce this Agreement, Sub-Dealer agrees to pay all reasonable legal fees and costs associated with such legal action.

4.2 Additional Remedies for Non-Payment. Notwithstanding any other remedies available to RIM, if Sub-Dealer fails to pay any amount when it is due under this Agreement, RIM may refuse to accept an Order and/or delay shipment under any outstanding Order or withhold Services until the account has been settled. If Sub-Dealer fails to pay any amount due under this Agreement within thirty (30) days of it becoming due and payable, RIM may also charge interest on the outstanding balance at the lesser of: 2% per month compounded monthly (26.8 % annually) and the maximum rate permitted by law.

4.3 Taxes. RIM shall pay all taxes, levies, duties and assessments of every kind and nature due to and in connection with the Products and services when the incidence of such taxes, levies, duties and assessments is, by operation of law, on RIM. Such taxes, levies, duties and assessments shall include, but not be limited to, income taxes, property taxes, and payroll taxes. RIM hereby indemnifies and holds harmless Sub-Dealer from any and all liability on account of any and all such taxes, levies, duties and assessments due to and in connection with the Products and services.

     RIM shall invoice Sub-Dealer for any and all taxes, levies, duties, and assessments of every kind and nature due to and in connection with the Products and services when the incidence of such taxes, levies, duties and assessments, is by operation of law, on Sub-Dealer or notwithstanding the foregoing paragraph, when the incidence of such taxes, levies, duties and assessments is, by operation of law, on RIM but as a matter of industry practice invoiced to the purchaser with the acknowledgement or consent of tax or regulatory authorities. Such taxes, levies, duties and assessments shall include, but not be limited to, sales taxes, gross receipts taxes and regulatory assessments. However, such taxes, levies, duties and assessments shall not include any taxes, fees or charges based upon income, or include property taxes, or taxes incurred in lieu of property taxes. Such taxes, levies, duties and assessments will not be invoiced to Sub-Dealer if RIM is provided with appropriate documentation exempting the Products and services or transactions from such taxes, levies, duties and assessments.

     If Sub-Dealer is required to withhold any taxes from payments owed under this Agreement, then the amount of the payment due will automatically be increased to totally offset any such tax, so that the amount actually remitted to RIM, net of all withholding taxes, equals the amount invoiced or otherwise due. Sub-Dealer shall promptly furnish RIM with all official receipts evidencing payment of taxes due under or in relation to this Agreement to the appropriate taxing authority.

4.4 Airtime Service Activation and Fees Payment. Sub-Dealer shall be solely responsible for the activation of Airtime Services for End Users in accordance with Schedule F.

4.5 Tier I Support and Tier II Support. Sub-Dealer agrees to provide support as specified in Schedule D and agrees that in the event that RIM is required to provide Tier I Support and/or Tier II Support (as defined in Schedule B) to any Sub-Dealer's End User then RIM shall be entitled to invoice Sub-Dealer in accordance with the prices specified in the Dealer Exhibit.

4.6 If Sub-Dealer is not a publicly traded company, Sub-Dealer shall furnish RIM with a complete financial report within thirty (30) days of the close of the Sub-Dealer's fiscal year as well as audited financial statements as soon as they are available, at the address for notice specified herein.

5.   SERVICES

5.1 Training. Within thirty (30) days from the date of execution of this Agreement, Sub-Dealer shall complete training for Sub-Dealer's personnel in accordance with the terms of Schedule B.

5.2 Exclusion of Additional Services. Except as expressly specified herein, RIM shall not be obligated to provide any services directly to End Users.

6.   SCOPE

This Agreement shall apply to all Orders unless such Orders are expressly modified by RIM and the Sub-Dealer in a written agreement signed by duly authorized representatives of RIM and the Sub-Dealer and making specific reference to this clause. IN THE EVENT SUB-DEALER'S PURCHASE ORDER (OR OTHER COMMUNICATIONS OF ANY KIND) CONTAIN ANY ADDITIONAL TERMS OR CONDITIONS THAT CONFLICT WITH ANY TERMS AND CONDITIONS CONTAINED HEREIN, THIS AGREEMENT SHALL GOVERN AND ACCEPTANCE OF SUB-DEALER'S ORDER IS EXPRESSLY CONDITIONED UPON SUB-DEALER'S ACCEPTANCE OF THE TERMS AND CONDITIONS HEREIN. In the absence of an express acceptance of these terms, Sub-Dealer shall be deemed to have agreed hereto by acceptance of the Products, or payment for the Products and/or any licensing or distribution of the Software, royalty or any other applicable fees. RIM's written acknowledgement of any Sub-Dealer Purchase Order will not in itself be deemed written acceptance of any modified or additional terms and conditions not expressly included within this Agreement. RIM's failure to object to provisions contained in any communication from Sub-Dealer shall not be deemed a waiver of the provisions herein. No modification of these terms and conditions is authorized and no modification shall be binding on RIM, unless in writing and signed by an authorized officer of RIM. No contract for the sale of goods shall exist between RIM and Sub-Dealer until Sub-Dealer's purchase order or other offer shall have been approved and accepted by RIM in Waterloo, Ontario, Canada.

The Sub-Dealer agrees that it is a term and condition of this Agreement that Sub-Dealer will comply with the requirements of the Sub-Dealer Agreement and that a breach of the Sub-Dealer Agreement shall be considered to be a breach of this Agreement.

7.   TERMINATION

7.1 Termination for Default/Term of Sub-Dealer Agreement. This Agreement may be terminated without further notice: (a) by either Party on thirty (30) days prior written notice to the other Party for failure to perform any material obligation hereunder without cure to the reasonable satisfaction of the non-breaching Party within such thirty (30) day period; (b) within five (5) Business Days of notice by RIM to Sub-Dealer of Sub-Dealer's failure to make any payment to RIM when due; (c) by either Party immediately upon notice to the other Party of its breach of Section 8 of this Agreement or a violation by the Sub-Dealer or any person acting on behalf of Sub-Dealer or in concert with the Sub-Dealer, of RIM's intellectual property rights; (d) by RIM concurrently with the termination of the Sub-Dealer Agreement. Upon termination pursuant to this Section, independent of any other remedy at law or in equity, Sub-Dealer will immediately cease the exercise of any rights hereunder and RIM may, at its discretion, take other reasonable measures to protect the availability of services for Sub-Dealer's End Users and in such case, Sub-Dealer shall fully co-operate with RIM.

7.2 Termination for Insolvency. A Party may terminate this Agreement upon written notice to the other Party if the other Party: (a) makes a general assignment for the benefit of creditors as a result of which such Party will cease to do business in the ordinary course; (b) applies for or consents to the appointment of a receiver, trustee or liquidator for substantially all of its assets or such a receiver, trustee or liquidator is appointed, and such appointment is not revoked within sixty (60) days;
     (c) has filed against it an involuntary petition of bankruptcy that has not been dismissed within sixty (60) days thereof; or (d) files a voluntary petition of bankruptcy, or seeks to take advantage of any other law relating to relief of debtors under which such Party will cease to do business in the ordinary course, or has wound up or liquidated its business.

7.3 Termination for Convenience. Following delivery of the Initial Order, either Party may terminate this Agreement for convenience with thirty (30) days prior written notice provided that:

     (a) RIM shall not be obligated to accept new Orders for Products following receipt of such termination notice;
     (b) Sub-Dealer shall take delivery of any Orders placed by Sub-Dealer prior to the notice of termination; and
     (c) The provisions of Section 7.4 of this Agreement shall apply.

7.4 Effect of Termination. Upon expiration or termination of this Agreement the rights granted to the Sub-Dealer pursuant to this Agreement and the Sub-Dealer Agreement shall cease, and Sub-Dealer shall return to RIM any and all marketing materials supplied to the Sub-Dealer by RIM in support of this Agreement and, if applicable, Sub-Dealer shall certify in writing that all archival or backup copies of the applicable Software in Sub-Dealer's possession have been deleted from any computer system and destroyed unless the Sub-Dealer is an End User of the Software, and in such case, the terms of the applicable Software Licenses shall apply in relation to any further use of such Software

     Upon termination of this Agreement for any reason, the Sub-Dealer shall immediately pay to RIM any outstanding fees due to RIM and any subsequent fees due for Services and/or Products scheduled to be provided or delivered, as applicable, as such become due, upon receipt of an invoice from RIM. Except as expressly provided herein, the termination of this Agreement shall not limit either Party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve the Sub-Dealer's obligation to pay any amounts due to RIM under this Agreement including, without limitation, fees for Tier I Support or Tier II Support required to be provided by RIM.

     Any termination of this Agreement for cause shall be without prejudice to any other rights or remedies either Party may be entitled to under this Agreement, or at law (subject to any restrictions contained in this Agreement). Without limiting the foregoing, Sub-Dealer acknowledges and agrees that a breach or threatened breach of the Non-disclosure Agreement, or of any license granted for the Products supplied hereunder, would cause RIM irreparable harm, and that RIM shall be entitled to immediately seek relief by way of a temporary or permanent injunction in the event of such a breach.

8.   CONFIDENTIALITY

In addition to complying with their obligations of confidentiality contained in any non-disclosure agreement executed between the Parties ("NDA"), each Party will use precautions to prevent unauthorized disclosure or use of the other Party's Confidential Information. Such precautions will be consistent with the precautions the receiving Party uses to protect its own information of a similar nature, but in no event less than commercially reasonable precautions. The foregoing obligations do not apply to materials and information to the extent that: (a) they are in the public domain through no wrongful act or omission of the receiving Party; (b) they are independently developed by the receiving Party without use of, or reference to, or access to the other Party's Confidential Information; or (c) to the extent disclosure thereof is required at law and in the event the disclosure is required by operation of law, the receiving Party shall give notice to the disclosing Party adequate to permit legal intervention by the disclosing Party and the receiving Party shall reasonably co-operate in such legal intervention. In the event of any conflict between the terms of any NDA and the terms of this Section, the terms of such NDA shall prevail.

9.   WARRANTIES

9.1 Product Warranty. Under this Section 9, the definition of "Product" is specifically limited to Handhelds and specifically excludes any Software or Airtime Services. Notwithstanding any other inconsistent warranty, RIM warrants that, provided that Sub-Dealer complies with the Warranty
     Requirements, RIM will honor the Limited Warranty attached hereto as Schedule C for the Warranty Period. If the Sub-Dealer does not comply with the Warranty Requirements or the Warranty Period has expired, Sub-Dealer acknowledges and agrees that if an End User makes a valid warranty claim with respect to a Handheld, then as between Sub-Dealer and RIM, Sub-Dealer shall be responsible for the costs incurred by RIM in connection with the repair or replacement of the damaged Handheld (as specified below), even if the Limited Warranty extends for period of twelve (12) months after the purchase of the Handheld by the End User.

     Should Sub-Dealer return any Order or portion thereof during the Warranty Period and such Products which are returned are determined to be in good working order with no discernable faults, RIM may, at its option charge to Sub-Dealer, and Sub-Dealer shall pay to RIM, RIM's standard inspection fee. Any repair Service requested by Sub-Dealer and performed by RIM following expiration of any Warranty Period or where such repair is not included as part of RIM's standard warranty obligations as specified herein, shall be charged at RIM's then current fees for time and material.

9.2 Year 2000 Warranty. The Handhelds will comply with the date-related warranty in Schedule D.

9.3  Exclusion.  EXCEPT AS  EXPRESSLY  PROVIDED IN THIS SECTION 9 AND SUBJECT TO
     APPLICABLE LAW, RIM EXPRESSLY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED CONDITIONS OR WARRANTIES, INCLUDING IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY OR SATISFACTORY QUALITY, DURABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR THAT THE RIM SOFTWARE WILL WORK UNINTERRUPTED OR ERROR-FREE. IN ADDITION, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, RIM SPECIFICALLY DISCLAIMS: (A) THE SUITABILITY OF THE PRODUCTS FOR USE IN MISSION-CRITICAL APPLICATIONS OR IN HAZARDOUS ENVIRONMENTS REQUIRING FAIL-SAFE CONTROLS, INCLUDING WITHOUT LIMITATION OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL, AND LIFE SUPPORT OR WEAPONS SYSTEMS; (B) ANY WARRANTY FOR PHYSICAL DAMAGE TO THE SURFACE OF THE PRODUCT OR TO THE SURFACE OF ANY PRODUCT DISPLAY; AND (C) ANY WARRANTIES FOR SOFTWARE (EXCEPT AS EXPRESSLY PROVIDED FOR IN THE APPLICABLE SOFTWARE LICENSE); (D) AIRTIME; AND (E) ANY OBLIGATION WITH RESPECT TO ANY DATA STORED IN THE PRODUCT INCLUDING WITHOUT LIMITATION, WHEN SUCH PRODUCT IS RETURNED FOR REPAIR OR REPLACEMENT.

10.  RETURN MATERIAL AUTHORIZATION

To return goods for repair, whether or not under Warranty, Sub-Dealer must contact RIM or the contact specified on Schedule A, and request a Return Material Authorization ("RMA") form and number in accordance with and subject to the terms and conditions of Schedule A, "Return and Repair Policy and Procedure" Sub-Dealer shall be responsible for complying with the Return and Repair Policy and Procedure process in relation to all Products provided to End Users by or on behalf of the Sub-Dealer.

11.  INDEMNIFICATION BY RIM

Subject to Section 13, RIM agrees to defend and indemnify Sub-Dealer against third party claims, judgments, direct damages, costs (including reasonable lawyers fees and disbursements), and settlements agreed to by RIM, where such third party claims that use of or distribution of the Products in accordance with this Agreement either infringes or misappropriates: (a) any patents, trade marks or trade names that are enforceable in the Area; or (b) any copyright; or
(c) trade secret rights or other intellectual property or proprietary rights registered or enforceable in the Area; provided, however that in relation to any of (a), (b), or (c): (i) RIM is promptly notified in writing of such claim; (ii) RIM shall have sole control of the defense and/or settlement thereof; (iii) Sub-Dealer furnishes to RIM on request all information available to Sub-Dealer for such defense; (iv) Sub-Dealer will not admit any such claim and/or make any payments with respect to such claim without the prior written consent of RIM; and (v) Sub-Dealer shall cooperate with RIM in the defense of such claims as requested by RIM. In addition, at RIM's option, RIM may secure the right for Sub-Dealer to continue to use the alleged infringing Product, substitute the Product with substantially equivalent non-infringing Product and Documentation or terminate Sub-Dealer's rights hereunder and refund to Sub-Dealer the associated Software license or hardware Product fees, depreciated on a straight-line basis over a two year period. Notwithstanding the foregoing, RIM shall have no obligation to indemnify or defend Sub-Dealer against any claims, judgments, damages, costs (including reasonable lawyers fees and disbursements), and settlements in relation to any matter for which Sub-Dealer is obligated to indemnify RIM under Section 12. THE FOREGOING INDEMNITY STATES SUB-DEALER'S SOLE AND EXCLUSIVE REMEDY REGARDING CLAIMS OF INFRINGEMENT OF THIRD PARTY RIGHTS.

12.  INDEMNIFICATION BY SUB-DEALER

Sub-Dealer agrees to indemnify RIM against third party claims, judgments, damages, costs, (including reasonable lawyers fees and disbursements) and settlements agreed to by Sub-Dealer in relation to: (a) any distribution of the Products under this Agreement, in a manner not expressly permitted by RIM; (b) any infringement claim arising from or in connection with: (i) modifications to the Product or any portion thereof where such modification is made by Sub-Dealer, on behalf of Sub-Dealer, or authorized by Sub-Dealer; (ii) any materials provided by Sub-Dealer or Sub-Dealer's agent to RIM regarding any modification to the Product where such claim would not arise but for such materials; or (iii) an End User's combined use of the Product or portion thereof with other software and/or hardware products or applications not supplied by RIM (including, without limitation, use of a Third Party Application) where such combined use is authorized in any way by Sub-Dealer, provided, however that in relation to (a), (1) Sub-Dealer is promptly notified in writing of such claim,
(2) Sub-Dealer shall have the sole control of the defense and/or settlement thereof, (3) RIM furnishes to Sub-Dealer on request all information available to RIM for such defense, (4) RIM will not admit any such claim and/or make any payments with respect to such claim without the prior written consent of Sub-Dealer, and (5) RIM shall cooperate with Sub-Dealer in the defense of such claims as requested by Sub-Dealer. Notwithstanding the foregoing, Sub-Dealer shall have no obligation to indemnify or defend RIM against any claims, judgments, damages, costs (including reasonable lawyers fees and disbursements), and settlements in relation to any matter for which RIM is obligated to indemnify Sub-Dealer under Section 11.

13.  LIMITATION OF LIABILITY

IN NO EVENT SHALL RIM BE LIABLE TO SUB-DEALER FOR, AND SUB-DEALER HEREBY WAIVES ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHETHER OR NOT SUCH DAMAGES COULD REASONABLY BE FORESEEN OR THEIR LIKELIHOOD DISCLOSED TO RIM. RIM SHALL NOT BE LIABLE TO SUB-DEALER OR ANY THIRD PARTY CLAIMING THROUGH SUB-DEALER, FOR ANY DAMAGES OF ANY KIND IN EXCESS OF THE GREATER OF: (A) ONE HUNDRED AND TWENTY FIVE PERCENT (125%) OF THE PRICE OF THE INITIAL ORDER; AND (B) ONE HUNDRED AND TWENTY FIVE PERCENT (125%) OF THE AMOUNTS PAID BY SUB-DEALER UNDER THE TERMS OF THIS AGREEMENT IN THE TWELVE MONTHS IMMEDIATELY PRECEEDING THE INCIDENT GIVING RISE TO THE LIABILITY. The foregoing limitation precluding recovery of lost profits shall not be construed so as to preclude RIM from recovering its contract price in any action or cause on or under this Agreement.

The limitations, exclusions and disclaimers set out herein shall apply: (a) whether an action, claim or demand arises from a breach of warranty or condition, breach of contract, negligence, strict liability or any other kind of civil or statutory liability connected with or arising out of this Agreement;
(b) to RIM and its affiliated companies as well as RIM's and such affiliated companies' director, officers, employees, and independent contractors.

Some jurisdictions do not allow limitation or exclusions of certain types of damages. The limitations, exclusions, and disclaimers set forth in this Section shall not apply only if and to the extent that the laws of a competent jurisdiction requires liabilities beyond and despite these limitations, exclusions, and disclaimers.

14.  INTELLECTUAL PROPERTY RIGHTS

14.1 License Grant. All worldwide intellectual property and proprietary rights in the Products, including without limitation any copyright, trade secret, and vested or potential trademark and patent rights, are the property of RIM and/or its suppliers. Subject to the terms and conditions of this Agreement RIM hereby grants to Sub-Dealer a non-exclusive, non-transferable right in the Area to: promote, market, and sell the Products and Services to End Users in the Area and to allow the End Users in the Area the right to obtain a license from RIM for the use of the Software, provided that the Sub-Dealer complies with the terms of this Agreement and the Sub-Dealer Agreement.

14.2 Appointment of Distributors. Sub-Dealer shall not appoint distributors under this Agreement and is only authorized to sell to End User customers in accordance with this Agreement and the Sub-Dealer Agreement.

14.3 Orders Outside of Area. Sub-Dealer shall not, promote, market, distribute, sell or provide services for Products outside of the Area. Sub-Dealer shall promptly notify RIM of requests to supply the Products for installation or use outside of the Area, and unless otherwise agreed in writing by RIM, Sub-Dealer shall not make the Products available to any person that it knows, or reasonably ought to know, will install or use the Products outside of the Area.

14.4 Provision of Warranties, Disclaimers and End User Agreements to End Users. Except as specifically agreed in writing by RIM, Sub-Dealer shall sell and/or license Products as packaged by RIM with all packaging, notices, disclaimers and license agreements intact as shipped from RIM. If the End User indicates it is not willing to accept RIM's license terms and conditions after delivery but prior to installing the Software, and returns the Software, all accompanying documentation and packaging and proof of purchase to Sub-Dealer, Sub-Dealer shall refund to the End User all monies paid to Sub-Dealer for the Software media (as well as, if the Software being returned is the desktop Software or Handheld software, any monies paid for Handhelds purchased in conjunction with the Software and returned at the same time), and RIM shall reimburse Sub-Dealer for such amounts paid by Sub-Dealer to RIM in connection with such returned Products.

14.5 Marketing  Restrictions.  In marketing  Products and  Services,  Sub-Dealer shall:
     (a) not engage in deceptive, misleading, illegal, or unethical practices that may be detrimental to RIM or to the Products or Services and any representations Sub-Dealer makes about RIM and its Products or Services shall be fair and accurate;
     (b) not make any representations, warranties, or guarantees to End Users concerning the Products and Services that purport to obligate RIM or that are inconsistent with those made in this Agreement, or otherwise by reference to RIM's website(s) or, as provided in writing by RIM;
     (c) comply with all applicable federal, state, provincial, and local laws and regulations in marketing the Products and Services and in performing its duties with respect to the Products and Services, including, without limitation, those applicable laws regarding tax, foreign exchange, the transfer of money, anti-mafia or anti-terrorist laws specific to the market, data protection and privacy and shall promptly notify RIM of any changes thereto which would impact on the relationship of the Parties or the performance of this Agreement;
     (d) not represent that any Product is designed or licensed for use in circumstances where the failure of the Product is likely to result in significant risks to health or safety, where fail-proof delivery of time-specific information is required, or in otherwise hazardous environments requiring fail-safe controls, including without limitation operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, and life support or weapons systems; (e) not sell or represent refurbished Product as "new" Product; and (f) comply with the terms and conditions of the Sub-Dealer Agreement.

14.6 Limitations on Use. The Sub-Dealer shall not use or duplicate the Products or Services (including the Documentation) for any purpose other than as specified in this Agreement, or make the Products or Services available to unauthorized third parties. Unless otherwise specified in this Agreement, Sub-Dealer may only use the Products and Services for internal or demonstration purposes if Sub-Dealer purchases the Products and Services specifically for internal or demonstration use. Any Products used for demonstration purposes may not be resold as a "new" Product. Resale of any demonstration Products as a "new" Product by Sub-Dealer shall be deemed to be a material breach of this Agreement. Sub-Dealer shall not modify or permit the Products to be modified without RIM's prior express written consent to such modification.

14.7 Third Party Applications. RIM acknowledges and agrees that Sub-Dealer may promote, market and sell Third Party Applications, except for a Competitive Corporate E-Mail Service. Except for Third Party Applications certified by RIM through its ISV Alliance Member Program or similar RIM-sponsored software development program ("Certified Third Party Applications"), RIM does not endorse any Third Party Applications. RIM assumes no responsibility or liability for any Third Party Application (including any Certified Third Party Application), and RIM will be relieved from its obligation to repair or replace a damaged Handheld pursuant to Section 9 to the extent that a Third Party Application causes or contributes to such damage. Sub-Dealer will not represent any Third Party Application as a Third Party Application that is supported or endorsed by RIM unless such Third Party Application is a Certified Third Party Application. In the event RIM has a good faith belief that a Third Party Application is having a detrimental effect on the Products, RIM's services or RIM's goodwill, RIM will provide Sub-Dealer with written notice and explanation of such detrimental effect and its proposed resolution thereto, and the Parties will promptly coordinate a meeting to discuss a mutually agreeable resolution. For greater clarity, nothing in this Section will preclude RIM from exercising any rights it may have at law or in equity with respect to the continued use of any Third Party Application in conjunction with the Products.

     Upon reasonable written request, RIM will provide End Users with the information they require to operate the Products in conjunction with other software or hardware necessary to operate the RIM Products. Sub-Dealer agrees to advise its End Users of the availability of such information. Sub-Dealer must not itself or authorize any other party to modify, reproduce, reverse engineer, reverse compile, disassemble, translate, de-compile, deconstruct or decrypt the whole or any part of the Products or attempt to do so, or use the Products or any information contained therein or otherwise provided by RIM, for the purposes of developing, or having developed any Products competitive with any of the Products, and shall prohibit its End Users from doing so. Should it become known to Sub-Dealer that an End User has attempted to reverse engineer, disassemble or decompile the Products, Sub-Dealer shall immediately notify RIM and direct such End User to contact RIM directly.

14.8 Copyrights. All copyrights in the BlackBerry software components, the User's Guide and all associated BlackBerry Product and Service Documentation and associated marketing literature are owned by RIM and/or its suppliers and Sub-Dealer shall not modify the copyright notices on or associated with the Products and Services.

14.9 RIM Trademark Licenses. Sub-Dealer shall comply with the Sub-Dealer Agreement in the use of RIM Trademarks.

14.10Sub-Dealer Trademark Licenses. During the Term, Sub-Dealer grants to RIM a nonexclusive, worldwide license to use, reproduce, distribute and display publicly the Sub-Dealer Marks on or in connection with the Products and any packaging, labeling, promotional, advertising or other materials relating to the Products, in accordance with the Sub-Dealer Branding Guidelines, as modified from time to time by Sub-Dealer and provided to RIM. RIM acknowledges that its use of the Sub-Dealer Marks is limited to the use licensed in this Agreement and that RIM has not acquired, and will not acquire, any ownership rights therein. RIM agrees that it will not use any Sub-Dealer Marks in a manner likely to cause confusion with, dilute or damage the goodwill, reputation or image of the Sub-Dealer or Sub-Dealer's products or services. RIM agrees not to use any Sub-Dealer Marks as a feature or design element of another logo or trademark. Upon request by Sub-Dealer, RIM shall supply Sub-Dealer with specimens of its use of any Sub-Dealer Marks. The use of any Sub-Dealer Mark by RIM does not transfer to RIM any further right, title, or interest in or to the Mark and all such use and associated goodwill inure to the benefit of Sub-Dealer. RIM shall not register or attempt to register any Mark of Sub-Dealer or those of its suppliers. Sub-Dealer reserves the right to inspect RIM's use or display of Sub-Dealer's Marks from time to time to ensure that such use or display is in accordance with the terms of this Agreement.

14.11Reservation of Rights. Each Party (as the receiving Party) acknowledges that, subject to the rights granted herein, the other Party (as the granting Party) retains all right, title and interest, including, without limitation, intellectual property rights, in and to its products or services. The receiving Party will include in any of its products or services that incorporate or consist of the products or services of the granting Party applicable copyright, trademark and other proprietary rights notices. The receiving Party will have only those rights in or to the products or services of the granting Party that are granted to the receiving Party pursuant to this Agreement.

14.12Use of Marks.  Should  either  Party (as the  non-complying  Party) fail to comply with the provisions of Sections 14.8 to 14.11 or with the Branding Guidelines of the other Party (as the complying Party) as may be modified from time to time, the complying Party shall notify the non-complying Party of such non-compliance. Upon receipt of notice of non-compliance, the non-complying Party shall immediately and continuously act to cure such non-compliance, such cure to be effected within a commercially reasonable timeframe. Should the non-complying Party fail to cure such non-compliance, the complying Party may exercise its remedies in accordance with Section
     7.1 of this Agreement. This remedy does not preclude the complying Party from any other remedy which it may have in law or in equity, including, but not limited to injunctive relief or a claim for damages subject to any limitations specified in this Agreement. In addition to the foregoing, in the event that Sub-Dealer does not comply with the then-current version of RIM's Branding Guidelines, RIM reserves the right to immediately discontinue shipment of Products to Sub-Dealer under this Agreement until such time as Sub-Dealer cures the non-compliant activity.

14.13Software.   Except  as  expressly  permitted  by  RIM  in  this  Agreement,
     Sub-Dealer will not (i) sell, rent, sublicense, distribute, assign or otherwise transfer any rights hereunder without RIM's prior written consent; (ii) disclose results of any benchmark or similar tests of any RIM Product to any third party without RIM's express prior written consent; or
     (iii) modify, translate or otherwise create derivative works of the Product; or (iv) delete or otherwise destroy the Software without RIM's prior written consent. Any distribution of RIM's Software by the Sub-Dealer requires the End User to accept the terms of RIM's End User Documentation. Sub-Dealer will promptly notify RIM of any violation of any End User Documentation of which it becomes aware.

15.  MISCELLANEOUS PROVISIONS

15.1 No Assignment. Sub-Dealer may not assign this Agreement without RIM's prior written consent, which consent may be withheld at RIM's sole discretion. RIM may assign this Agreement without consent to any purchaser of a majority of RIM's outstanding shares or to any purchaser of substantially all of the assets of RIM that relate to this transaction, or may assign it to a wholly owned subsidiary or to an affiliate.

15.2 License Non-Transferable. Whether RIM exercises its rights of termination under this Agreement or not, it is a fundamental term of this Agreement that any licenses granted to Sub-Dealer under this Agreement are non-transferable and shall remain non-transferable. Any attempt to transfer or assign the rights granted hereunder whether by Sub-Dealer or by a receiver, court or other third party shall be null, void and unenforceable.

15.3 Subcontractors. RIM may subcontract any of its obligations pursuant to this Agreement to qualified and reputable subcontractors, provided that RIM will remain liable for its obligations under this Agreement.

15.4 Notices. Any notice, request, demand or other communication required or permitted hereunder will be in writing and will be deemed to be properly given upon the earlier of: (a) actual receipt by the addressee; or (b) five
     (5) Business Days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or two (2) Business Days after being sent via private industry courier to the respective Party at the addresses first set forth below or to such other person or address as the Parties may from time to time designate in a writing delivered pursuant to this Section 15.4.

If to RIM: Chief Executive Officer      With a copy to the Legal Department
           c/o 295 Phillip Street                  c/o 295 Phillip Street
           Waterloo, Ontario Canada                Waterloo, Ontario Canada
           N2L 3W8                                 N2L 3W8
           Phone:  (519) 888-7465                  Phone:  (519) 888-7465
           Fax:    (519) 888-7835                  Fax:    (519) 888-1975

         If to Sub-Dealer: at the address set out on page 1 of this Agreement

15.5 Governance. This Agreement shall be governed by and construed under the laws of the State of New York. Each Party hereto irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. In construing, interpreting and enforcing this Agreement, choice of law principles shall not apply. The United Nations Convention on Contracts for the International Sale of Goods is inapplicable, and the Parties expressly disclaim its applicability. The prevailing Party in any action hereupon will be entitled to recover, in addition to any other award, reasonable related costs, expenses, and legal costs and fees. Sub-Dealer acknowledges and agrees that any Software under this Agreement was developed at private expense. If acquired under an agreement with the U.S. Government or any contractor thereto, it is acquired as "commercial computer software" subject to the provisions hereof, as specified in 48 CFR 12.212 of the FAR and its successors, or if acquired for Department of Defense units, as specified in 48 CFR 227-7202 of the DoD FAR Supplement and its successors.

15.6 Language. This Agreement will be interpreted and performed in the English language.

15.7 Currency. Unless otherwise specified, all monetary references in this Agreement are in US currency.

15.8 Injunctive Relief. The Parties agree that a material breach of this Agreement may cause irreparable harm to either Party, for which a remedy at law may be inadequate. Accordingly, in addition to any remedies at law, subject to any express limitations under this Agreement either Party may seek injunctive relief without posting any security.

15.9 Independent Contractors. Nothing in this Agreement will be deemed to create a joint venture, partnership, or agency relationship between the Parties or empower one Party to assume or create any obligation on behalf of the other. Sub-Dealer and RIM each represent and warrant to the other that they have entered into no agreements, which prevent them from entering into and performing this Agreement. It is understood and agreed that Sub-Dealer and RIM are, and at all times during the effective period of this Agreement shall remain, independent contractors. This Agreement shall not be construed as creating any relationship between Sub-Dealer and RIM's employees. RIM's employees shall not be entitled as a result of this Agreement to any benefits under any employee benefit plan Sub-Dealer presently has in effect or may put into effect nor will RIM's employees be considered employees of Sub-Dealer for the purpose of any tax or contribution levied by any federal, state or local government. At no time shall either Party represent to any third party that it is the agent of the other for any reason whatsoever. Sub-Dealer and RIM further covenant that no authorization shall be given to any employee to act for the other Party to this Agreement. In no event shall either Party at any time have authority to make any contracts or commitments on behalf of or as an agent of the other Party. Without limiting the foregoing, RIM and Sub-Dealer agree that they will not, during or after the term hereof, represent themselves as acting for the other Party.

15.10Export Control Restrictions. Sub-Dealer shall comply with all export regulations pertaining to the Products in effect from time to time. Without limiting the generality of the foregoing, Sub-Dealer expressly warrants that it shall not directly or indirectly export, re-export, or transship the Products in violation of any export laws, rules or regulations of Canada, the United States or the United Kingdom.

15.11Force Majeure. Neither Party is liable for failure or delay in performance hereunder which is proximately caused by strikes, shortages, failure of suppliers, riots, insurrection, fires, floods, storms, earthquakes, acts of God, war, governmental action, labor conditions, or other causes beyond its reasonable control. The failure to make any payment required under this Agreement shall never be excused under this force majeure provision.

15.12Credit. As a courtesy to Sub-Dealer, RIM may, in its sole discretion, extend credit to Sub-Dealer subject to receipt of financial information as may be requested by RIM or as required by this Agreement. Sub-Dealer acknowledges and agrees that RIM has no obligation to provide credit to Sub-Dealer, and the provision of credit shall in no way modify the terms of this Agreement. If RIM, at its sole discretion decides to extend credit to Sub-Dealer, Sub-Dealer shall ensure that its credit limit is at least two times the amount of money Sub-Dealer would likely owe to RIM under this Agreement. If in RIM's judgment Sub-Dealer's financial condition at any time does not justify continuing production or delivery on the payment terms agreed to by RIM from time-to-time, RIM may require full or partial payments in advance. If Sub-Dealer's credit issues are not resolved at least ten (10) Business Days prior to any Shipment Date, notwithstanding anything to the contrary contained in this Agreement, RIM may, in its sole discretion, reschedule or cancel any shipment without penalty to RIM.

15.13Records and Audit. To permit RIM to confirm Sub-Dealer's compliance with this Agreement and applicable intellectual property laws, Sub-Dealer shall keep accurate records reflecting its use and distribution of Product in accordance with standard business practices in the computer industry, this Agreement (including without limitations compliance with any inventory management requirements), and generally accepted accounting principles. To assure such compliance, auditors reasonably acceptable to Sub-Dealer may inspect, at RIM's expense (except as otherwise contemplated below), such records of Sub-Dealer from time to time on behalf of RIM, but no more frequently than once per year. Any such audits shall be conducted during regular business hours at Sub-Dealer's offices and shall not interfere unreasonably with the Sub-Dealer's business activities. If an audit reveals that Sub-Dealer has underpaid fees to RIM, Sub-Dealer shall be invoiced for such underpaid fees based on the price list in effect at the time the underpaid fees were originally due, plus interest on such underpaid fees at the interest rate specified in Section 4.2 calculated from the time the underpaid fees were originally due until the time they are paid, with such payment due immediately upon receipt of invoice. If an audit reveals a five percent (5%) or greater non-compliance for any particular quarter by Sub-Dealer, then Sub-Dealer shall pay RIM's reasonable costs of conducting the audit.

15.14Insurance. At all times while this Agreement remains in effect, Sub-Dealer shall maintain insurance for its activities under and in relation to this Agreement in an amount not less $5 million per occurrence for bodily injury and property damage. Upon request by RIM, Sub-Dealer shall furnish RIM with a copy of a certificate confirming the requisite insurance is in place and naming RIM as an additional insured.

15.15Responsibility for Certifications,  Permits, Licenses, etc. RIM will inform
     Sub-Dealer of all standards the Products have been certified as attaining. Sub-Dealer shall obtain, at its own expense, all additional permits, certifications, licenses and authorizations necessary to market or resell the Products in the Area and shall provide copies thereof to RIM. Upon request by Sub-Dealer, RIM shall provide Sub-Dealer with any information in RIM's possession or control which Sub-Dealer reasonably requires to obtain these permits, licenses, certifications or other authorizations, provided that RIM may refuse to do so if it reasonably determines that the cost of doing so is prohibitive or would require the disclosure of its trade secrets.

15.16Sub-Dealer Assistance. Sub-Dealer shall provide to RIM any assistance that RIM reasonably requires to fulfill its obligations under this Agreement. Without limiting the generality of the foregoing, upon request by RIM,

     Sub-Dealer shall, in a timely manner: (a) make available to RIM, qualified personnel to provide any information which RIM reasonably requires to fulfill its obligations hereunder, including but not limited to personnel with experience on Sub-Dealer's existing hardware and software; and (b) cooperate and provide assistance to RIM in obtaining any necessary documentation required by RIM for the purpose of obtaining export permits if required by RIM and if not previously obtained by RIM.

15.17Public  Announcement.  Neither  Party  will  make  any  announcement,  news release, public statement, publication or presentation relating to the existence of this Agreement or the terms hereof without the other Party's prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Sub-Dealer acknowledges that any such announcement, news release, public statement, publication or presentation may require VoiceStream's prior approval. The Parties agree that they will coordinate the initial announcement or press release relating to the existence of this Agreement so that such initial announcement or press release is made contemporaneously by each Party. Notwithstanding the foregoing, either Party may make public mention of this Agreement as required by the listing rules of any stock exchange where such Party's stocks are listed or quoted.

15.18Web-links. Sub-Dealer shall not link to RIM's website without executing a web-linking agreement with RIM.

15.19Headings. The headings of each section of this Agreement are provided for convenience only. If any conflict of interpretation arises between a heading and the text of this Agreement, the text will control.

15.20Entire Agreement.  This Agreement, its Schedules, the Sub-Dealer Agreement,
     and any Non-Disclosure Agreement between the Parties constitute the entire agreement of the Parties and supercede any prior or contemporaneous communications, representations or agreements between the Parties, whether oral or written, regarding the subject matter of this Agreement. Sub-Dealer's additional or different terms will not apply. The terms and conditions of this Agreement may not be changed unless in writing and signed by an authorized representative of each Party. Neither Party's failure to exercise any of its rights under this Agreement will constitute or be deemed a waiver or forfeiture of those rights. If any term or provision of this Agreement is held to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement will not be affected.

15.21 Survival. The provisions of this Agreement that under a commercially reasonable interpretation reveals that the Parties likely would have such provisions survive termination or expiration of this Agreement shall survive to the extent necessary to fulfill the purpose of such provision.

15.22 Counterparts. This Agreement may be signed in two or more identical counterparts each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

15.23 Facsimile. Signing of this Agreement and transmission by facsimile document transfer will be acceptable and binding upon the parties hereto.


IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed by its duly authorized representatives.


Research In Motion Corporation         Sub-Dealer
                                       Retreival Dynamics

By: /s/ Jim Balsillie                  By: /s/ Donald Hamilton
------------------------------         --------------------------

Name:    Jim Balsillie                 Name:    Donald Hamilton
Title:   President                     Title:   Vice President & General Manager

                               Index of Schedules

Note: Each Schedule is deemed a part of this Agreement and is incorporated herein by reference and may be amended by RIM in accordance Section 1.29 of this Agreement.

Schedule A - Return and Repair Policy and Procedure

Schedule B - Services

Schedule C - Limited Warranty/Warranty Requirements

Schedule D - Year 2000 Warranty

Schedule E - Ordering and Delivery

Schedule F - Provisioning and Reporting Requirements

                                   SCHEDULE A

                     RETURN AND Repair Policy and Procedure


THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONTENT OF THIS DOCUMENT, AND ALL INFORMATION PROVIDED HEREIN IS PROVIDED "AS IS". IN NO EVENT SHALL RIM BE LIABLE TO ANY PARTY FOR ANY DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES FOR ANY USE OF THIS DOCUMENT, INCLUDING WITHOUT LIMITATION, RELIANCE ON THE INFORMATION PRESENTED, LOST PROFITS OR BUSINESS INTERRUPTION, EVEN IF RIM WAS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


1. Overview
All products being returned for anything other than Inactive DOAs shall utilize the VoiceStream Reverse Logistics channel. VoiceStream Customer Care Centre is reached by dialing 611 from the Handheld or 1-800-937-8997 from any other phone.

1.1  Product Return and RMA Flow Diagram

         Sub-Dealers Customers -> Sub-Dealers ->
                       | Sub-Dealers Consolidation Point
Inactive DOA Product     RIM RMA Contact Point
                       | RIM Repair Center

2.0 Service Policies

2.1  Acceptance
In order for the SUB-DEALER to be able to exercise its warranty rights as set out in this document, including with respect to Dead On Arrival (DOA) Products, the Sub-Dealer must first have accepted the Product shipment from RIM in accordance with the terms of the Sub-Dealer Supply agreement with RIM. Such acceptance of the Products does not nullify any warranty rights that the SUB-DEALER may have.

2.2  End of Life
In the event that RIM, in its sole discretion, decides to discontinue a particular Product, RIM: (a) will continue to support any in-warranty repairs to such Product, and (b) may discontinue offering any out-of-warranty repairs for such Product as of the date that such Product is discontinued, or any time thereafter, in RIM's sole discretion.

2.3  Dead On Arrival
RIM will provide the SUB-DEALER with new replacement Product(s) upon receipt by RIM of confirmed DOA Product(s). For a Product to be classified as a inactive DOA, the following qualifications must be met: (a) the Product in question does not meet the Product's functional, mechanical, electrical specifications, (b) the Product has not been activated on the VoiceStream Wireless network, where an Activation confirmation has not been received by the Sub-Dealer, and (c) the Product must be in new condition in the original packaging with all accessories. RIM warrants to the SUB-DEALER for the earlier of twelve (12) months from the Airtime Service activation for such replacement Product or fifteen (15) months from the delivery to the SUB-DEALER of Product.

2.4 In-Warranty Repairs
VoiceStream Customer Care is responsible for coordinating repair of the Product(s) returned by the Sub-Dealer's customer and VoiceStream may, at its discretion, either return the repaired Products or may replace such Products with like Products.

RIM warrants to the SUB-DEALER for the earlier of twelve (12) months from the Airtime Service activation for such Product or fifteen (15) months from the delivery to the SUB-DEALER of Product. All repairs to RIM Products, by RIM or an authorized servicer, will cause the Product to be warranted for ninety (90) days or the balance of the original warranty, whichever is longer.

RIM's warranty does not apply in case of any damage, including, without limitation, cracked LCDs, caused by failure of the user to abide by the safety information contained in the package with the BlackBerry Solution, accident, abuse, misuse, misapplication or alteration (including upgrades and expansions of RIM's Product or Software by the End User, except such upgrades or expansions which have been specifically approved in writing by RIM and are performed as specified by RIM) performed by anyone other than RIM or RIM's designated agent.

2.5 Out-of-Warranty Repair
VoiceStream is responsible for coordinating repairs of the Products returned by the Sub-Dealer's Customer and return the original Products received by VoiceStream, to the Sub-Dealer's Customer. All repairs to RIM Products, by RIM or an authorized servicer, will cause the Product to be warranted for ninety
(90) days.

RIM's warranty does not apply in case of any damage, including, without limitation, cracked LCDs, caused by failure of the user to abide by the safety information contained in the package with the BlackBerry Solution, accident, abuse, misuse, misapplication, or alteration (including upgrades and expansions of RIM's Product or Software by the End User, except such upgrades or expansions which have been specifically approved in writing by RIM and are performed as specified by RIM) performed by anyone other than RIM or RIM's designated agent.

3.0 Step 1 - RMA Issue
Upon validation by the Sub-Dealer's that the Products meet RIM's definition for Inactive DOA Products and that the Products are to be returned to RIM for service, the SUB-DEALER will contact RIM to request an RMA(s).

To minimize costs for both RIM and the Sub-Dealer, the Sub-Dealer will make reasonable efforts to consolidate and request Inactive DOA RMA's once per week. In order for RIM to facilitate the timely issue of an RMA Number, RIM requires that the SUB-DEALER complete, with all the required information, a separate RMA Request Form for each RIM Product part number and RMA type. Each RMA Request should not exceed a quantity of five hundred (500) units.

The SUB-DEALER may return the completed RMA Request Form to RIM via email.

Upon receipt of the RMA Request Form(s) from the SUB-DEALER, RIM will check the RMA Request Form(s) for completeness. If the RMA Request form is complete, RIM will provide the SUB-DEALER with an Inactive DOA RMA acknowledgement within two
(2) Business Days.

In the event that an RMA Request Form is incomplete, RIM will return, within one
(1) Business Day, the affected RMA Request Form to SUB-DEALER via email, specifying the deficiencies. The SUB-DEALER will then update the RMA Request Form and resubmit, within one (1) Business Day, the revised RMA Request Form to RIM via email. If the revised RMA Request form is complete, RIM will provide the SUB-DEALER with an RMA acknowledgement within three (3) Business Days.

4.0 Step 2 - Product Packaging, Return and Receiving

4.1 Packaging
Upon completion of Step 1 - RMA Issue, the SUB-DEALER will package the Product according to the packaging specifications provided by RIM. In order to facilitate the timely receipt and validation of Products by RIM, RIM requires the SUB-DEALER to segregate and package the Products by the RMA provided, enclosing a copy of the completed acknowledgement provided with each package.

4.2 Return
Once the SUB-DEALER has packaged the Products as detailed above, the SUB-DEALER will arrange for delivery of the Products to RIM. The SUB-DEALER will be responsible for delivering Products to RIM within five (5) Business Days of RIM issuing an RMA number.

If RIM receives the Products from the SUB-DEALER after five (5) Business Days have elapsed, but before ten (10) Business Days have elapsed, calculated from the date that RIM issues an RMA number to the SUB-DEALER, RIM may, in its sole discretion, quarantine the Products and determine whether there are any issues with such Products arising from the late delivery of such Products to RIM. If RIM determines that such issues exist, the SUB-DEALER shall make all commercially reasonable efforts to aid RIM in resolving such issues. In the event that such issues are not resolved within two (2) Business Days, RIM may, in its sole discretion, return such Products to the SUB-DEALER freight collect.

If RIM does not receive the Products from the SUB-DEALER within ten (10) Business Days from the date that RIM issues an RMA Number to the SUB-DEALER, RIM will notify the SUB-DEALER that it has not received the Products, and may, in its sole discretion, void the RMA Number and return such Products, if and when they are received by RIM, to the SUB-DEALER freight collect.

4.3 Receiving Process
Upon receipt of the Products by RIM, RIM will validate the Product packaging, the Product part numbers and the Product quantity against the enclosed RMA acknowledgement, receive the Products on its Enterprise Resource Planning (ERP) system and validate that the physical Products received correspond to those expected in the RMA order within two (2) Business Days.

The RIM ERP system is an integrated business system that allows RIM to capture and report all information pertaining to the repair of the Product.

In the event that RIM determines during the receiving process that: (a) the Products do not conform to RIM's packaging specifications, (b) the Products do not correlate with the enclosed RMA acknowledgement, (c) the physical Products received do not correspond to those expected in the RMA, or (d) there is no valid RMA for the Products received, RIM will quarantine the Products and RIM will notify the SUB-DEALER of the non-conformance and request corrective action to resolve the identified issue. RIM and the SUB-DEALER will, using commercially reasonable efforts, attempt to correct the issue within one (1) Business Day, and RIM will work with the SUB-DEALER, using commercially reasonable efforts, to identify root cause, implement corrective action and monitor results. RIM may, in its sole discretion and, as a result of the Sub Dealer's repeated non conformance to the RMA processes as outlined in this document, charge a RMA Resolution Fee as outlined in the Fee Schedule (below) to cover any costs associated with the resolution of issues. In the event that such issues are not resolved within two (2) Business Days, RIM may, in its sole discretion, return such Products to the SUB-DEALER freight collect.

5.0 Step 3 - Product Inspection, Replacement

5.1 DOA Replacement
Upon completion of Step 2 - Product Packaging, Return and Receiving, RIM will complete an inspection of the Products to determine that they meet RIM's Inactive DOA definition within five (5) Business Days.

RIM will be responsible for all costs associated with parts and labor required to replace Inactive DOA Products.

Upon completion of the Inspection Process, RIM will complete all activities required to provide new replacement for valid Inactive DOA Products within three
(3) Business Days.

In the event that RIM determines that the Inactive DOA Product(s) do not meet RIM's Inactive DOA definition but the Product(s)

     (i) meet RIM's Activated DOA, In-Warranty or Out-of-Warranty definition
     (ii) meet all functional, mechanical, electrical specifications

RIM will notify the SUB-DEALER and return the Product(s) to the SUB-DEALER. In both instances, RIM will classify the Products as No Trouble Found (NTF) and return the Products to the SUB-DEALER. The SUB-DEALER will be responsible for all costs associated with parts and labor required to process NTF Products and the NTF Fee defined in the Fee Schedule in section 7.12.1 will apply.

6.0 Step 4 - RMA Closure, Product Return and Invoicing

6.1 RMA Closure
Upon completion of Step 3 - Product Repair, Refurbishment, Replacement RIM will close the RMA within one (1) Business Day.

6.3 Invoicing
RIM will generate and issue an invoice every thirty (30) days to the SUB-DEALER for all costs incurred by RIM in performing the services defined in this document on behalf of the SUB-DEALER and in accordance to the Fee Schedule.

6.4 Payment Terms
All invoices are due and payable thirty (30) days from date of invoice issue or as established in the Sub-Dealer Supply Agreement, which establishes payment terms.

7.0 Return Specifications for Sub-Dealer


7.1 Repair - Ship To
--------------------------------------------------------------------------------
Research In Motion Limited
--------------------------------------------------------------------------------
451 Philip Street
Waterloo ON N2L 3X2

7.2 Billing Address

--------------------------------------------------------------------------------
Sub-Dealer- Address Required
--------------------------------------------------------------------------------


7.3 Return Material Authorization (RMA) Contact Information
--------------------------------------------------------------------------------
RIM Primary Phone:                  TBD
--------------------------------------------------------------------------------
RIM Primary Email:                  TBD
SUB-DEALER Primary Phone:           TBD
SUB-DEALER Primary Email:           TBD

7.4 Products Return Frequency/RMA Request
--------------------------------------------------------------------------------
DOA:                       Inactive DOA - Monthly
--------------------------------------------------------------------------------
Repair:                    N/A - Processed by VoiceStream


7.5 RMA Required Information
--------------------------------------------------------------------------------
RMA Request Form Attached
--------------------------------------------------------------------------------

7.6 Invoice/Purchase Order/Payment Terms
--------------------------------------------------------------------------------
Invoice: Issued every thirty (30) days for any applicable fees.
--------------------------------------------------------------------------------
Payment Terms:  Received within thirty (30) days or as established by Sub-Dealer
                Supply Agreement.

7.7 Freight, Customs, & Insurance Liability
------------------------------- ------------------------------------------------
                Inactive DOA

Inbound to RIM                           RIM
Outbound from RIM                        RIM
------------------------------- ------------------------------------------------

7.8 Turnaround Time Requirements
--------------------------------------------------------------------------------
RMA Acknowledgement: Two (2) Business Days from receipt by RIM of completed RMA request form.
--------------------------------------------------------------------------------
Receipt/Validation: Two (2) Business Days from the date of the physical product receipt by RIM. Inspection Five (5) Business Days from the completion of the Receipt/Validation process Replacement Three (3) Business Days from the completion of the Inspection process Close RMA: One (1) Business Days from date of completed product replacement by RIM. 7.8.2 Freight
--------------------------------------------------------------------------------
In-Bound Product Return:   Five (5) Business Days  from  date of RIM issuing RMA
                           acknowledgement.
Out-Bound Product Return:  Five (5) Business Days from the date of the completed
                           RMA closure by RIM.
--------------------------------------------------------------------------------

7.12 Fee Schedule for the SUB-DEALER

7.12.1 DOA Products
        No Trouble Found  (NTF)              $30USD

7.12.3 RMA Issue Resolution
        Fee per Instance                   $100 USD

8.0 RMA Request Form

                                RMA Request Form

Upon receipt of a complete RMA Request Form, RIM shall provide an RMA authorization within:

               o    2 Business Days for DOA

Shipping Address:                           Billing Address:
--------------------------------------------------------------------------------
Customer Name                               Customer Name
--------------------------------------------------------------------------------
Address                                     Address

City                                        City
State/Prov                                  State/Prov
Country                                     Country
Contact                                     Contact
Phone                                       Phone
Email                                       Email
EIN/SSN (US only)

Required Service:
--------------------------------------------------------------------------------
Dead on Arrival Evaluate the Dead on Arrival and process according to terms of Sub-Dealer Supply Agreement.
--------------------------------------------------------------------------------

Purchase Order Information:
PO Reference Required:

Device Information:

Provide the information below for each device. One RMA request required for each RIM SKU and return type (DOA). Maximum of 500 devices per RMA request.

------------------- ------------------ ---------- -------------- -------------- ------------------
ESN/MSN/IMEI         MAN/LLI/BBPIN      Date of    Return Date     Original PO   Customer Return
                                          Sale                                       Reason
------------------- ------------------ ---------- -------------- -------------- ------------------
------------------- ------------------ ---------- -------------- -------------- ------------------

------------------- ------------------ ---------- -------------- -------------- ------------------

------------------- ------------------ ---------- -------------- -------------- ------------------

------------------- ------------------ ---------- -------------- -------------- ------------------

------------------- ------------------ ---------- -------------- -------------- ------------------

------------------- ------------------ ---------- -------------- -------------- ------------------

------------------- ------------------ ---------- -------------- -------------- ------------------

                                   SCHEDULE B
                                    Services

1.   End User Support
1.1  End User Support - Overview
RIM and Sub-Dealer will work together to provide the End User with a high level of support. Sub-Dealer will act as the End User's first and only point of contact for pre-sales support and non-activated Handheld technical or customer service support; and the Sub-Dealer may act as the End User's first point of contact for post-sales technical support; if an escalation requires the involvement of additional support, the Sub-Dealer will instruct the End User to contact VoiceStream Customer Care Centre dial 611 from the Handheld or 1-800-937-8997 from any other phone.

Sub-Dealer is responsible for all non-activated Product support issues.

Sub-Dealer will provide support that they are responsible for at an industry standard level, where both wait times and abandon rates are kept to a minimum.

1.2  Support Tiers and Responsibilities (Post-Sales)

------------- ----------------------------------------------------------------- -------------------------------
Support Tier  Description of Responsibilities                                   Party Responsible
------------- ----------------------------------------------------------------- -------------------------------
Tier               Responsible  for  basic  wireless  Handheld  and  BlackBerry   End User IT
              desktop Helpdesk Software troubleshooting with the End User
                   Responsible for escalating RMA's to the Sub-Dealer helpdesk

------------- ----------------------------------------------------------------- -------------------------------
Tier I             Sub-Dealer  and End  User  interface  for  business  related  Sub-Dealer/VoiceStream
              issues including:                                                  Customer Care Centre
                   Rate plans and features
                   SMS services
                   Billing services
                   Basic Handheld usage questions (how to's associated with the ribbon and navigation on the Handheld)
------------- ----------------------------------------------------------------- -------------------------------
Tier II            Sub-Dealer  and End User  interface  for  technical  support  VoiceStream Customer
              related issues including:                                           Care Centre
                   Verification of activation and de-activation                  Dial 611 from the
                   Assisting  End Users in the setup and  configuration  of the   Handheld or
              BlackBerry  Message Center (Internet  Edition) functions (e.g. to   1-800-937-8997
              setup POP3 email forwarding)                                        from any other
                   Assisting  End  Users in the  setup of an email  account  on   phone./Sub-Dealer
              their BlackBerry (Handheld and desktop Software support)
                   Support for the Handheld and desktop  Software  features and operations
                   Basic   BlackBerry   Handheld   troubleshooting   (hardware,
              Handheld Software and desktop Software)*
                   Initial troubleshooting for RIM provisioning issues
                   Basic BES troubleshooting*
                   Basic support for other RIM applications (Browser etc.)*
                   Support on peripherals (charger, earbud etc.)
                   All RMA inquiries
                   Support for Software updates, upgrades and new applications
                   New application downloads

              * "Basic" support  consists of any support for which  information has been  provided by RIM to  Sub-Dealer  in a training  program,
              standard   documentation   or  Knowledge   Base.
------------- ----------------------------------------------------------------- -------------------------------
Tier  III          Sub-Dealer  and End User  interface  for  technical  support  VoiceStream Customer
              related issues including:                                           Care Centre
              Advanced  BlackBerry  Handheld  troubleshooting   (hardware,       Dial 611 from the
              Handheld Software and desktop Software)                             Handheld or
                   Advanced BES troubleshooting**                                 1-800-937-8997
                   Advanced   technical   troubleshooting   of  the  BlackBerry   from any other
              Handheld (to identify difficult RMA)                                phone./Sub-Dealer
                   Advanced support for other RIM applications (Browser etc.)**
                   Advanced  support for  Software  updates,  upgrades  and new applications**

              **  "Advanced"   support   consists  of  any  support  for  which
              information  has NOT  been  made  available  to  Sub-Dealer  in a training program, standard documentation or Knowledge Base.
------------- ----------------------------------------------------------------- -------------------------------

1.2.1    Service Expectations

Sub-Dealer is to provide support in a professional and timely manner. RIM reserves the right to audit Sub-Dealer's support capabilities and ticket history to ensure that issues are being addressed in a manner consistent within industry standards.

1.3      Hours of Operation

Customer care and technical support will be provided by VoiceStream Customer Care which currently is set at 24 hours per day, 7 days per week.

2.       TRAINING

Training shall be provided to Sub-Dealer, and the Sub-Dealer shall obtain a minimum Level 1 Training, in accordance with the following:

Level 1 Training
------------------------- --------------------------------------------------------------------
              Content     o Standard web-based training for 50 employees
------------------------- --------------------------------------------------------------------
Description               o Provides a basic understanding of BlackBerry products and services
------------------------- --------------------------------------------------------------------
Cost                      Free
------------------------- --------------------------------------------------------------------

Level 2 Training (Optional)
------------------------- --------------------------------------------------------------------
              Content     o 12 classroom training days
                          o Two 2 day standard Sales Training sessions
                          o Two 4 day standard Technical Training sessions
------------------------- --------------------------------------------------------------------
                          o Provides a basic understanding of BlackBerry products and services
------------------------- --------------------------------------------------------------------
Cost                      Subject to RIM's standard fee schedule
------------------------- --------------------------------------------------------------------

Customized Training
(Intended to supplement
the above Training)
------------------------- --------------------------------------------------------------------
              Content     o Additional web-based training = $50 per additional user
                          o Additional customized training sessions = $1,000 per day plus out of pocket expenses
------------------------- --------------------------------------------------------------------
Description               o Provides customized content for specific Sub-Dealer needs
------------------------- --------------------------------------------------------------------

"Out of pocket expenses" include, but are not limited to, all travel expenses (such as flight, hotel, car rental and incidentals), and any documentation printing and shipping costs.
--------------------------------------------------------------------------------

DESCRIPTION OF THE TRAINING

The following is a brief illustration of the type of information that will be conveyed in each category of training:

Web-Based Sales Training
o Provides the content, skills, and tools to potentially help identify and qualify End Users.
o Assists salespeople in determining how to introduce the BlackBerry solution into a target account.
o Teaches the benefits of the BlackBerry solution and relates it to End User's needs.
o Provides basic information required to allow a salesperson to start selling BlackBerry.

Classroom Based Sales Training
o Provides the content, skills and tools to assist salespeople in taking a BlackBerry sale beyond the qualifying step.
o Identifies the different stages in the BlackBerry selling cycle and offers workshops for target activities at each stage.
o    Provides selling tools and techniques to help shorten the sales cycle.
o Uses interactive sessions that incorporate case studies and role-playing to give practical examples of issues discussed.

Web-Based Technical Training
o Provides a basic understanding of each of the elements of the BlackBerry solution including the Handheld, the desktop software, and BlackBerry Enterprise Server software. Security is also addressed.
o Teaches the user how to explain the key functions of the BlackBerry solution to callers.
o Provides information that can be communicated to BlackBerry End Users about the value of the BlackBerry solution.
o Technical concepts are applied to real-life situations through description and simulation.

o Reviews frequently asked questions regarding hardware, composing and sending messages, receiving messages, and message handling.
o Provides basic troubleshooting guidelines outlining the causes of common Handheld error codes with how-to's for resolution.
o Provides system requirements for installing each of the components of the BlackBerry solution to help agents better assist End User IT administrators.
o    This is targeted at agents providing telephone support.

Classroom Based Technical Training
o Provides hands-on experience installing, using and troubleshooting the key technical elements in the BlackBerry technical environment.
o This is an intensive 4-day workshop in a lab setting. The focus is on exercises and case studies to build knowledge and experience with the Handheld, desktop software, the BlackBerry Enterprise Server for Exchange, the BlackBerry Enterprise Server for Lotus Domino and security.
o This is targeted at specialists responsible for providing an intermediate or higher level of technical support to End User IT administrators.


TRAINING REQUIREMENTS FOR SUB-DEALER PERSONNEL
------------------------------------ ------------ ------------ --------------------
                                     Sales        Tier 1       Tier 2
                                     Sales        Support      Support
                                     Personnel    Personnel    Personnel (Optional)
------------------------------------ ------------ ------------ --------------------
Web-Based Sales Training                X
------------------------------------ ------------ ------------ --------------------
Classroom Based Sales Training        Optional
------------------------------------ ------------ ------------ --------------------
Web-Based Technical Training                         X             X
------------------------------------ ------------ ------------ --------------------
Classroom Based Technical Training                 Optional        X
------------------------------------ ------------ ------------ --------------------

                                   SCHEDULE C
                     LIMITED WARRANTY/WARRANTY REQUIREMENTS

The BlackBerry Handheld, the BlackBerry Cradle, and the Holster (which together comprise the BlackBerry Hardware), will be free from defects in workmanship and materials for a period that is the shorter of (i) one (1) year from the date that the new BlackBerry Handheld was first purchased by YOU as an original end user ("YOU") and (ii) the period ending upon YOUR breach of the BlackBerry End User/Software License Agreement (the "License Agreement") entered into between YOU and Research In Motion Limited and/OR its affiliated group of companies'
(RIM) in connection with the BlackBerry Solution (the "Warranty Period"). This Limited Warranty is not transferable. During the Warranty Period, the BlackBerry Hardware, or one or more of the BlackBerry Hardware components, will be repaired or replaced at RIM's option, without charge to YOU for either parts or labor. If the BlackBerry Hardware (or component thereof) is repaired or replaced during the Warranty Period, the Warranty Period will expire, upon the later of the 91st day after repair or replacement or one year from the date of original purchase. Based on an agreement between RIM and the RIM Solution Provider (defined below), this Limited Warranty for the Warranty Period shall be honored by either RIM or the RIM Solution Provider. This Limited Warranty does not apply to normal wear and tear or if any component of the BlackBerry hardware is opened or repaired by someone not authorized by RIM, and does not cover repair or replacement of any BlackBerry Hardware damaged by: misuse, moisture or liquids, proximity or exposure to heat, accident, abuse, neglect, misapplication, or defects due to repairs or modifications made by anyone other than RIM. This Limited Warranty does not cover physical damage to the surface of the BlackBerry Hardware, including cracks or scratches on the LCD screen. This Limited Warranty does not apply to any equipment other than the BlackBerry Hardware as defined in this Limited Warranty - for example, it does not apply to any external battery or SIM Card provided with YOUR purchase, rental, lease or other means of acquiring the BlackBerry Hardware, or any damage caused by the leakage or any other malfunction of an external battery, SIM Card, or any other accessory or peripheral equipment. This Limited Warranty also does not apply if the malfunction results from the use of the BlackBerry Hardware in conjunction with accessories, products, services or ancillary or peripheral equipment not expressly approved or provided by RIM, and where it is determined by RIM that such malfunction is not the fault of the BlackBerry Hardware itself. Additionally, if malfunction results from the failure of the user to abide by the Safety Information contained in the package with the BlackBerry Solution comprised of the BlackBerry Hardware, the BlackBerry Desktop Software, and the associated wireless data service and documentation (the "BlackBerry Solution"), the Limited Warranty may be void, and if it is not void, it shall not apply. Data backup is presumed to be the responsibility of the user of the BlackBerry Hardware. Neither RIM nor the reseller or distributor through whom YOU purchased the BlackBerry Solution (the "RIM Solution Provider") is responsible for data that may be damaged or lost at any time, including, without limitation data lost or damaged during the servicing of the BlackBerry Hardware, or through the use of synchronization software. As the BlackBerry Solution is provided in conjunction with certain wireless data services provided by third party providers, we cannot guarantee or warrant that YOUR wireless data service will always be available or will always function properly. For this and other reasons, the BlackBerry Solution should not be relied upon for the transmission of data relating to emergency or life-threatening or mission critical situations, and RIM disclaims any liability on its behalf, on behalf of the RIM Solution Provider, and on behalf of the third party provider of YOUR airtime service for events or damages resulting from such reliance or the failure of the wireless data service to perform or to be available for your use of the BlackBerry Solution, including, without limitation, the lack of service coverage in the area in which YOU wish to use the BlackBerry Solution. RIM will not be responsible for any warranties or guaranties provided by the RIM Solution Provider or any other party.

REPAIR OR REPLACEMENT OF THE PRODUCT AS PROVIDED HEREIN IS THE EXCLUSIVE REMEDY PROVIDED TO YOU. UNDER THE LAWS OF THE STATE OF NEW YORK, AND THE LAWS OF THE SEVERAL STATES OF THE UNITED STATES, THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR USE OR PURPOSE AND/OR ANY IMPLIED WARRANTY OF NON-INFRINGEMENT. UNDER THE PROVINCIAL LAWS OF ONTARIO AND THE FEDERAL LAWS OF CANADA, THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY AND/OR QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE. NEITHER RIM NOR ANY RIM SOLUTION PROVIDER SHALL IN ANY WAY BE LIABLE TO YOU FOR ANY DAMAGES YOU SUFFER OR INCUR (INCLUDING, BUT NOT LIMITED TO, GENERAL, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE AND PERSONAL INJURY OR WRONGFUL DEATH DAMAGES) ARISING FROM OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE BLACKBERRY SOLUTION, EVEN IF RIM OR A RIM SOLUTION PROVIDER ARE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION IS INTENDED TO APPLY AND DOES APPLY WITHOUT REGARD TO WHETHER SUCH DAMAGES ARE CLAIMED, ASSERTED OR BROUGHT IN AN ACTION OR CLAIM SOUNDING IN TORT OR CONTRACT, OR ON THE WARRANTY, OR UNDER ANY OTHER LAW OR FORM OF ACTION. ANY EXTERNAL BATTERIES OR SIM CARDS PROVIDED WITH THE BLACKBERRY HARDWARE ARE PROVIDED AS IS, AND ARE NOT, FOR PURPOSES OF THIS WARRANTY, PART OF THE BLACKBERRY HARDWARE. YOU ASSUME THE RISK OF USING ANY ACCESSORY NOT PROVIDED AS PART OF THE BLACKBERRY SOLUTION. IN NO EVENT SHALL RIM'S LIABILITY TO YOU EXCEED THE PURCHASE PRICE OF THE BLACKBERRY HARDWARE YOU PURCHASED OR THE COST OF REPAIRING OR REPLACING THE BLACKBERRY HARDWARE, WHICHEVER IS GREATER. THE
LIMITED WARRANTY WITH RESPECT TO THE BLACKBERRY DESKTOP SOFTWARE, TO ALL DOCUMENTATION AND TO ANY FIRMWARE RESIDING ON THE BLACKBERRY HARDWARE IS SET FORTH IN THE LICENSE AGREEMENT.

This limited warranty gives YOU specific legal rights, and YOU may also have other rights that vary from state to state and province to province. Some states or provinces may not allow the exclusion of limitation of incidental or consequential damages, may not allow limitations on how long an implied warranty or condition lasts, or allow provisions that permit the warranty to be voided. Thus, the above limitations or exclusions may not apply to YOU. The terms of section 20 of the License Agreement are incorporated by reference into this Limited Warranty.

If there is any inconsistency between this limited warranty and any warranty included in the packaging of the BlackBerry Hardware, the provisions of this limited warranty shall apply.

                              WARRANTY REQUIREMENTS

Sub-Dealer will comply with the Warranty  Requirements  related to: (a) storage;
(b) first-in-first-out inventory management; and (c) the modification requirements all as specified below as a pre-condition to be able to rely upon the Product Warranty provided for above.

1.   Storage Conditions

In addition, Sub-Dealer agrees that it will store all Products, in the condition that they were shipped to Sub-Dealer by RIM, in a storage area in respect of which the following should apply:

(a) the recommended long-term storage temperature range is +10 to 25 degrees Celsius at any point in the storage area at any time with an absolute maximum temperature range of 30 degrees Celsius at any point in the storage area at any time;

(b) the relative humidity level recommended is between 40-60%, non-condensing and the maximum relative humidity level is 70%, non-condensing; and

(c) during storage, Handhelds shall be protected from abnormal exposure to shock, vibration or electrostatic discharge, and shall also be protected from excessive dampness.

The maximum length of time for storage of Handhelds shall be one (1) year, and the Handhelds must be stored in "storage mode", as further described in the applicable End User Documentation. Notwithstanding the foregoing, RIM expressly disclaims any representation that there will be no battery degradation while the Handhelds are in storage.

Should Sub-Dealer require deviations from these storage requirements, RIM must be consulted to evaluate these deviations, and give a recommendation on what steps must be taken to ensure continued warranty coverage.

2.   First-In-First-Out Inventory

Sub-Dealer will operate a first-in-first-out ("FIFO") inventory management system.

3.   Modification Requirements

Sub-Dealer will not modify the Handhelds except as expressly permitted in writing by RIM.

                                   SCHEDULE D

                               YEAR 2000 WARRANTY

Y2K Functionality Statement for BlackBerry:

The following statement has been specifically prepared by Research In Motion Limited ("RIM") of Waterloo, Ontario, Canada, for use by our valued BlackBerry customers and our Wireless Solution Providers.

As noted in the U.S. Securities and Exchange Commission's June 1997 Report to Congress, "It is important that one essential principle be understood: It is not, and will not, be possible for any single entity or collective enterprise to represent that it has achieved complete Year 2000 Compliance and thus to guarantee its remediation efforts. The problem is simply too complex for such a claim to have legitimacy."

With the foregoing as a backdrop, we can confirm the following:
As to the BlackBerryTM Handheld, the associated cradle and the BlackBerry Software, each component has been designed with Y2K compliance in mind. From now through the year 2028, we have every reason to believe that the BlackBerry Handheld, cradle and BlackBerry Software will exhibit Year 2000 compliance as that term is defined by the Standards Council of Canada. The term "BlackBerry Software" includes the BlackBerry Desktop Software, the BlackBerry Enterprise Software and the software RIM has produced and that resides on the handheld. To the best of our knowledge, based upon tests that we have performed and continue to perform and upon our analysis of the code in our products, the BlackBerry Software will function as expected in the year 2000 and will process the change to the year 2000 properly. Additionally, the BlackBerry Software will accept as data entry and will process correctly dates up to and including the year 2028. As a result of limitations in third party software with which BlackBerry is designed to perform, we cannot make any statements as to performance in the years 2029 and beyond. We are, however, continuing to track improvements in such third party software so that when the year 2028 limitation is removed, we will be able to provide our customers with the ability to use the BlackBerry solution to record dates that are beyond that year.

Of course, because our products are dependent upon functions on wireless data networks that we neither own nor control, upon the Internet, and upon third party software and systems, including Microsoft Exchange Server and Microsoft Outlook, we cannot make any representation as to whether the networks upon which our products function, or the Internet or third party software or systems will function is such a manner so as to ensure that the year 2000 date change is performed correctly, or that date changes up to and including the year 2028 will also be processed correctly. To the extent that these third party providers provide RIM with statements concerning the Y2K functionality of their products, we will be happy to make such statements available as well. It also should be noted that our Software Developer's Kit ("SDK") does not restrict what a creative designer can or will do in the development of applications for our products. As such, we make no statement as to whether a particular application designed with our SDK is or is not Y2K compliant.

Finally, we are prepared to treat as a warranty claim under RIM's limited warranty any problems BlackBerry customers experience in the highly unlikely event an error occurs in the BlackBerry handheld or in the BlackBerry Software relating to the transition from 1999 to the year 2000 ("Y2K Error") during the warranty period, as long as such problems are not related solely to the known condition that the BlackBerry handheld and the BlackBerry Software will not necessarily process date information properly in the year 2029 and thereafter. We are committed to resolving Y2K Errors as expeditiously as possible should they arise by replacing or "repairing" any code, or repairing or replacing hardware that is causing such problems. Repair and/or replacement of affected BlackBerry components shall be the sole remedy available to the end users of BlackBerry in the event of a Y2K Error.

This statement does not alter in any way the limited warranty provided to end users of BlackBerry.

Should you desire further clarification of this statement or have technical questions concerning the functioning of our products during the year 2000, please contact our Year 2000 Group at Y2K@rim.net, or if the questions are of a purely legal nature, please contact our counsel for U.S. legal matters at Lawyer@rim.net. The Year 2000 Compliance Criteria from the Standards Council of Canada are set forth on the Council's website, www.scc.ca.

This statement is protected under Canadian, U.S. and international copyright laws. Copyright 1998-2002 Research In Motion Limited. All rights reserved. The RIM Logo, BlackBerry, the BlackBerry logo and the "envelope in motion" symbol are trademarks of Research In Motion Limited. Research In Motion and RIM are registered with the United States Patent and Trademark Office. Any trademarks of any other party mentioned herein are the property of such party or used under license by that party.

                                   SCHEDULE E

                              ORDERING AND DELIVERY

Delivery Forecasts. On the 15th day of the month following execution of this Agreement, and every 15th day of each month thereafter, Sub-Dealer shall submit to RIM a forecast of all Handhelds and accessories that Sub-Dealer expects to order on a rolling twelve-month basis ("Twelve-Month Forecast"). The
Twelve-Month Forecast will be for the twelve month period commencing on the first day of the month following submission to RIM. Concurrently with any new Orders, Sub-Dealer shall provide RIM with an updated Twelve-Month Forecast. Subject to Sections 3.3 and 8.4, the Twelve-Month Forecast shall not be binding on Sub-Dealer.

Ordering The quantity of Products that the Sub-Dealer may Order for any particular shipment shall not be less than the Minimum Order Quantity specified in the Dealer Exhibit and shall be evenly divisible by Lot Size specified in the Dealer Exhibit. All Orders and applicable delivery schedules submitted to RIM shall be subject to this Agreement, including without limitation any Lead Time requirements. Orders for Products from Sub-Dealer shall be: (i) issued from a single source and a single billing address shall be identified; (ii) in electronic form if available or if electronic form is not available, in written form, (iii) expressly reference this Agreement and be made in accordance with the terms and conditions of this Agreement, (iv) binding and irrevocable by the Sub-Dealer, once the Orders are accepted or deemed accepted by RIM, and (v) contain at a minimum the following information: (a) RIM item number and description of the Products to be purchased, (b) quantity to be purchased, (c) requested dates for delivery in accordance with RIM's standard lead times, (d) ship-to destinations and billing address, (e) Sub-Dealer's purchase order number, (f) confirmation of prices, (g) Order acknowledgement address if different from billing address, (h) Sub-Dealer's ship-to Federal Tax ID/EIN, and
(i) Sub-Dealer's ship-to state and federal tax exempt numbers, if applicable.

Within five (5) Business Days of RIM receiving an Order, RIM shall notify Sub-Dealer of receipt of such order in the same manner as the Order was received by RIM ("Order Acknowledgement"), and state whether the Order is a valid order ("Valid Order") or is non-conforming, or cannot be filled by RIM. If the Order Acknowledgement does not set out any non-conformity or reason why the Order cannot be filled by RIM, the Order by Sub-Dealer will be deemed to be a Valid Order. If RIM does not provide Sub-Dealer with an Order Acknowledgement within five (5) Business Days of RIM receiving the Order, such Order shall be deemed rejected. A Valid Order is irrevocable by the Sub-Dealer.

Packaging. All shipments shall be adequately packaged to prevent any damage during normal transportation. All packages are to have the following information on the outside of each box:

(a) Sub-Dealer Purchase Order Number (which shall also appear on all shipping papers);
(b)  items as ordered by Sub-Dealer Item Master Number;
(c)  quantity in box;
(d)  number of boxes on Sub-Dealer's Order (1 of 3, 2 of 3, 3 of 3, etc.); and
(e)  packaging slips securely attached outside of each box.

Shipping. Product shall be shipped from Waterloo, Ontario, Canada, or such other location of which RIM notifies Sub-Dealer, using RIM's standard packaging and labeling methods, as specified above. Any change in the shipping address must be provided to RIM a minimum of ten (10) Business Days in advance of the scheduled Shipment Date. Product shall be shipped to Sub-Dealer FCA RIM'S dock. Sub-Dealer shall be responsible for payment of all fees for transportation, duty, customs clearance, insurance charges, taxes, brokerage, as well as any other applicable charges and costs from the point of shipment.

Where RIM ships Products in an End User Ready Form, Sub-Dealer may not add, modify or remove contents or information to or from the RIM-prepared BlackBerry packaging and shall deliver such Products and/or Services to End Users in the form provided by RIM. Unless Sub-Dealer provides RIM with shipping instructions and its selected carrier, RIM may, in its sole discretion, determine the appropriate mode of shipment and insurance and choose the carrier and shipping route.

                                   Schedule f

                     PROVISIONING and REPORTING Requirements

1.   PROVISIONING

Sub-Dealer shall comply with RIM's standard process for Sub-dealers with respect to activation of Airtime Services and payment of the Activation Commissions (as defined in the Dealer Exhibit of the Sub-Dealer Agreement).

2.   REPORTING

Sub-Dealer shall keep detailed records and Sub-Dealer shall provide the following consolidated reports in a format reasonably satisfactory to RIM, at regular intervals as mutually agreed upon by the Parties, as amended from time to time: o point of sale including End User bill to and ship to addresses, device PRD, number of devices, device(s) IMEI and ICCID serial number, PIN number, and associated SIM serial number

o VoiceStream Service Agreement & Activation Report for each user approved and completed by VoiceStream and Sub-Dealer [within not less than five (5) days of Activation (as defined in the Sub-Dealer Agreement)].
o    market share reports
o    date of activation/deactivation of Handhelds on VoiceStream Network
o Tier I Support (RIM may request Tier I Support reports if RIM determines, in RIM's sole discretion, that Sub-Dealer is not meeting Sub-Dealer responsibilities for Tier I Support as described in Schedule D
o Tier II Support (RIM may request Tier II Support reports if RIM determines, in RIM's sole discretion, that Sub-Dealer is not meeting Sub-Dealer responsibilities for Tier II Support as described in Schedule D.
o    End User  Information - containing the following  information  for each End
     User: (i) type of Handheld; (ii) State or province in which Handheld is sold; (iii) when the Handheld was sold; and (iv) the zip code of the End User;
o    VoiceStream Service Agreement.

                                 DEALER EXHIBIT

RECITALS

A. Research In Motion Corporation ("RIM") and VoiceStream Wireless Corporation ("VoiceStream") have entered into a National Premiere Dealer Agreement dated the 1st day of October, 2001, as it may be amended from time to time (the "Dealer Agreement");
B. This Exhibit forms part of the sub-dealer agreement entered into between RIM, Sub-Dealer and VoiceStream (the "Sub-Dealer Agreement");
C. The Sub-Dealer Agreement authorizes Sub-Dealer to act as a sub-dealer of RIM to promote, market, and sell the Wireless Service (as defined in the Sub-Dealer Agreement from time to time) in conjunction with the Equipment (as defined in the Sub-Dealer Agreement from time to time); and
D. Sub-Dealer and RIM, on or about the time of entering into the Sub-Dealer Agreement, will or have also entered into the Sub-Dealer Supply Agreement (the "Supply Agreement") in order to facilitate the purchase by Sub-Dealer from RIM of the Equipment and Software (described in this Dealer Exhibit) for sale and/or license by Sub-Dealer in accordance with the terms of the Sub-Dealer Agreement and the Supply Agreement.

Definitions

For the purposes of this Dealer Exhibit, the following defined terms will apply:

"Activation" has the meaning provided in Exhibit A to the Sub-Dealer Agreement from time to time.

"BlackBerry Rate Plan" means the BlackBerry wireless e-mail service or BlackBerry web browser service for data transmission to the Handheld (defined in the Supply Agreement). For greater clarity, the BlackBerry Rate Plan does not include short messaging service (SMS) or voice services.

"End User Ready Form" has the meaning provided in the Supply Agreement.

"New Net Subscribers" has the meaning provided in Exhibit A of the Sub-Dealer Agreement from time to time.

"Tier I Support" has the meaning provided to it in the Supply Agreement.

"Tier II Support" has the meaning provided to it in the Supply Agreement.

"Wireless Service" has the meaning provided in Exhibit A to the Sub-Dealer Agreement from time to time.

1.   PRODUCT AND PRODUCT PRICING

Subject to the Sub-Dealer complying with the terms of the Sub-Dealer Agreement and the Supply Agreement, the following Products will be available to the Sub-Dealer at the prices shown below:

----------------------------------------------------------------------
RIM Part Number and Description
----------------------------------------------------------------------
----------------------------------------------------------------------
PRD-03817-002 - BlackBerry 5810, VoiceStream, SIM160
----------------------------------------------------------------------
PRD-03817-003 - BlackBerry 5810, VoiceStream, SIM250
----------------------------------------------------------------------
PRD-03817-004 - BlackBerry 5810, VoiceStream, SIM260
----------------------------------------------------------------------
PRD-03817-005 - BlackBerry 5810, VoiceStream, SIM270
----------------------------------------------------------------------
PRD-03817-006 - BlackBerry 5810, VoiceStream, SIM660
----------------------------------------------------------------------
Less than 200 Handhelds: Price per 5810**
----------------------------------------------------------------------

                                                                                Handheld with Voice
                                     Handheld with Voice    Handheld with Voice   of $19.95 and up
                                     OR BlackBerry Rate     OR BlackBerry Rate    AND BlackBerry
                                       Plan of $19.95 -      Plan Package of      Rate Plan
                                            $39.94            $39.95 and Up       of $19.95 and Up
----------------------------------------------------------------------------------------------------
MSRP (USD)                                $499.00               $499.00               $499.00
----------------------------------------------------------------------------------------------------
Sub-Dealer Price (USD)*                   $480.04               $480.04               $480.04
----------------------------------------------------------------------------------------------------
Activation Commission to Sub-Dealer
(USD)                                      $50.00               $100.00               $150.00
----------------------------------------------------------------------------------------------------
Commission for Additional Activation, on
SIM Card with existing Airtime Service,
after the original Activation Date.        $50.00                $50.00                N/A
----------------------------------------------------------------------------------------------------

Order Quantity of 200 or more Handhelds: Price per 5810**
-----------------------------------------------------------------------------------------------
                                                                           Handheld with Voice
                                  Handheld with Voice  Handheld with Voice   of $19.95 and up
                                  OR BlackBerry Rate   OR BlackBerry Rate    AND BlackBerry
                                    Plan of $19.95 -    Plan Package of      Rate Plan
                                         $39.94          $39.95 and Up       of $19.95 and Up
-----------------------------------------------------------------------------------------------
MSRP (USD)                                $499.00          $499.00              $499.00
-----------------------------------------------------------------------------------------------
Sub-Dealer Price (USD)*                   $470.06          $470.06              $470.06
-----------------------------------------------------------------------------------------------
Activation Commission to Sub-Dealer (USD) $50.00           $100.00              $150.00

-----------------------------------------------------------------------------------------------
Commission for Additional Activation, on
SIM Card with existing  Airtime  Service,
after the original Activation Date.      $50.00            $50.00               N/A
-----------------------------------------------------------------------------------------------

* The above pricing is only for the items included in End User Ready Form and assumes that RIM standard packaging, labelling and shipping terms apply.

** For orders of one hundred (100) or more Handhelds, orders must be placed in multiples of five (5) PRDs as Handhelds may only be ordered in master cartons.

1.1 In order to receive commissions, the Sub-Dealer must comply with the terms and conditions of the Sub-Dealer Agreement and the Supply Agreement, including, without limitation, Schedule F of the Supply Agreement.

1.2 Commission will not be accrued or paid to the Sub-Dealer, should the Sub-Dealer have amounts due and payable under the Sub-Dealer Agreement or the Supply Agreement.

2. Charge Backs. Sub-Dealer will be subject to a reduction in the Sub-Dealer's Activation Commission and Commission for Additional Activation by the amount of any commission earned for an original Activation or Additional Activation should the Sub-Dealer's Subscriber Deactivate it's Wireless Service or if such Subscriber's Wireless Service is terminated by the Company or RIM for any reason or suspended for non-payment within one hundred and twenty (120) days after the Activation of such service ("Charge Back").

3. Accrual and Charge Back Allowance. Subject to Section 2, RIM will accrue commissions for New Net Subscribers less a Charge Back Allowance, at the end of each calendar month, and RIM will provide any credit accruing to the Sub-Dealer for future RIM Products purchased by Sub-Dealer sixty (60) days following such calendar month end. The Charge Back Allowance is equal to five percent (5%) of the sum of all of the commissions earned by the Sub-Dealer for the calendar month ("Charge Back Allowance"). Sixty (60) days following the end of each calendar month, RIM will issue a preliminary summary to the Sub-Dealer, in a form determined by RIM, containing the sum of the commission and Charge Back amounts for the specified calendar month.

4. Settlement of Charge Back Allowance. RIM may choose to provide credit to the Sub-Dealer for amounts accrued as the Charge Back Allowance from time to time. The timing and amount of such settlement will be determined by RIM in its sole discretion.

5. Reconciliation. Sub-Dealer must report any errors or discrepancies in the commission and Charge Back summary provided to the Sub-Dealer by RIM, within ten
(10) days of receipt of such summary.

The Minimum Order Quantity and Lot Size per shipment shall be as follows:
---------------------------------------- ----------- -------------
                                         Minimum     Lot
                                         Order       Size per
                                         Quantity    Part Number
---------------------------------------- ----------- -------------
Less than 100 Handhelds                  1             1
---------------------------------------- ----------- -------------
Greater than 100 Handhelds**             100           5
---------------------------------------- ----------- -------------

A.   SOFTWARE LICENSES AND UPDATES

The fee for Software licenses will be as follows (the column labelled "Discount" reflects the discount percentage that Sub-Dealer receives on the MSRP, reflected in the "Sub-Dealer Price" column):

BlackBerry Enterprise Servers
----------------------------------------------------------------------------------------------
RIM Part Number   Description                       MSRP       Discount  Sub-Dealer  Minimum
                                                    (USD)       (%)      Price (USD) Order
                                                                                     Quantity
----------------- --------------------------------- ---------- --------- ----------- ---------
PRD-03729-021     BlackBerry   Enterprise   Server  $ 999.00    30%       $ 699.00     1
(SME)             for Microsoft Exchange (5 users)

----------------- --------------------------------- ---------- --------- ----------- ---------
PRD-03729-022     BlackBerry   Enterprise   Server  $1749.00    30%       $1225.00     1
(SME)             for   Microsoft   Exchange
                  (10 users)
----------------- --------------------------------- ---------- --------- ----------- ---------
PRD-03729-023     BlackBerry   Enterprise   Server  $2999.00    40%       $1799.00     1
(SME)             for   Microsoft   Exchange
                  (20 users)
----------------- --------------------------------- ---------- --------- ----------- ---------
PRD-03296-002     BlackBerry   Enterprise   Server  $2999.00    40%       $1799.00     1
(SME)             for Lotus Domino (20 users)
----------------- --------------------------------- ---------- --------- ----------- ---------

Client Access Licenses
----------------------------------------------------------------------------------------------------
RIM part number   Description                         MSRP         Discount   Sub-Dealer   Minimum
                                                      (USD)         (%)       Price (USD)  Order
                                                                                           Quantity
----------------- --------------------------------- ------------ ----------- ------------ ----------
PRD-02414-001     Client   Access    License   for    $ 490.00      40%         $ 294.00     1
                  BlackBerry Enterprise Server for
                  Microsoft Exchange (10 Users)
                  ("CAL pack") [available only for
                  BlackBerry Enterprise Servers
                  supporting 20 or more
                  User Licenses]
----------------- --------------------------------- ------------ ----------- ------------ ----------
PRD-02414-005     Client      Access       License    $ 490.00      40%         $ 294.00     1
                  BlackBerry Enterprise Server for
                  Lotus Domino (10 Users) ("CAL
                  pack") [available only for
                  BlackBerry Enterprise Servers
                  supporting 20 or more User
                  Licenses]
----------------- --------------------------------- ------------ ----------- ------------ ----------
PRD-03729-003     Client  Access  License  Upgrade    $ 999.00      30%         $ 699.00     1
                  from   5  User   Client   Access
                  Licenses  to  10  Client  Access
                  Licenses   for  the   BlackBerry
                  Enterprise  Server for Microsoft
                  Exchange
----------------- --------------------------------- ------------ ----------- ------------ ----------
PRD-03729-004     Client  Access  License  Upgrade    $2599.00      30%         $1820.00     1
                  from   5  User   Client   Access
                  Licenses  to  20  Client  Access
                  Licenses   for  the   BlackBerry
                  Enterprise  Server for Microsoft
                  Exchange
----------------- --------------------------------- ------------ ----------- ------------ ----------
PRD-03729-005     Client Access  Licenses  Upgrade    $1749.00      30%         $1225.00     1
                  from  10  User   Client   Access
                  Licenses  to  20  Client  Access
                  Licenses   for  the   BlackBerry
                  Enterprise  Server for Microsoft
                  Exchange
----------------- --------------------------------- ------------ ----------- ------------ ----------

BlackBerry Software Upgrade Programs ***
-----------------------------------------------------------------------------------------------
RIM Part Number   Description                       MSRP       Discount  Sub-Dealer   Minimum
                                                    (USD) per   (%)      Price (USD)  Order
                                                    year                              Quantity
----------------- --------------------------------- ---------- --------- ------------ ---------
PRD-02383-002     Software   Upgrade  Program  for  $450.00    40%       $270.00      N/A
                  the    BlackBerry     Enterprise
                  Server  for  Microsoft  Exchange
                  [upgrades server + 20 Handhelds]
----------------- --------------------------------- ---------- --------- ------------ ---------
PRD-02383-004     Software   Upgrade  Program  for  $450.00    40%       $270.00      N/A
                  the    BlackBerry     Enterprise
                  Server    for    Lotus    Domino
                  [upgrades server + 20 Handhelds]
----------------- --------------------------------- ---------- --------- ------------ ---------
PRD-02414-002     Software   Upgrade  Program  for  $ 75.00    40%       $ 45.00      N/A
                  Client   Access   Licenses   for
                  Microsoft  Exchange [upgrades 10
                  Handhelds]
----------------- --------------------------------- ---------- --------- ------------ ---------
PRD-02414-006     Software   Upgrade  Program  for  $ 75.00    40%       $ 45.00      N/A
                  Client   Access   Licenses   for
                  Lotus   Domino    [upgrades   10
                  Handhelds]
----------------- --------------------------------- ---------- --------- ------------ ---------

One-Time Software Upgrades****
----------------------------------------------------------------------------------------------

RIM Part Number   Description                       MSRP      Discount  Sub-Dealer   Minimum
                                                    (USD)      (%)      Price (USD)  Order
                                                                                     Quantity
----------------- --------------------------------- --------- --------- ------------ ---------
TBD               One-Time  Software  Upgrade  for  $999.00     40%       $599.00      N/A
                  BlackBerry   Enterprise   Server
                  for Microsoft Exchange
----------------- --------------------------------- --------- --------- ------------ ---------
TBD               One-Time  Software  Upgrade  for  $999.00     40%       $599.00      N/A
                  BlackBerry   Enterprise   Server
                  for Lotus Domino
----------------- --------------------------------- --------- --------- ------------ ---------
TBD               One-Time  Software  Upgrade  for  $ 29.00     40%       $ 17.40      N/A
                  the BlackBerry Desktop Software
----------------- --------------------------------- --------- --------- ------------ ---------

*** The BlackBerry Software Upgrade Program is available to an End User on an annual fee basis, exclusive of monthly Service Access Fees. The BlackBerry Software Upgrade Program provides End Users access to new Software releases for one (1) year from the time of purchase. Access to the new Software may be obtained via the BlackBerry Software Upgrade Program web site, which may be updated by RIM in its sole discretion from time to time, or via a Co-Branded Site, if such site exists. An End User may upgrade a maximum of one (1) server and twenty (20) Handhelds for every BlackBerry Enterprise Server Software Upgrade Program purchased, and may upgrade a maximum of ten (10) Handhelds for every Client Access License Software Upgrade Program purchased. Subject to the foregoing, an End User shall only be entitled access to Software upgrades and releases which are made commercially available by RIM after the End User purchases the applicable Software Upgrade Program. In no event shall an End User be entitled to access Software upgrades and releases which were released prior to such End User's purchase of the applicable BlackBerry Software Upgrade Program. For greater clarity any Software updates or fixes provided as part of the BlackBerry Software Upgrade Program are licensed and not sold.

**** The One-Time BlackBerry Software Upgrade Program is based on a one-time fee. The upgrade fee shall be for only a one-time upgrade that is otherwise available to an End User that subscribes to the BlackBerry Software Upgrade Program and shall be in accordance with the terms of such program.

B.   TIER I AND TIER II SUPPORT PRICES
Sub-Dealer shall pay RIM the following amounts for Tier I Support and/or Tier II Support provided to Sub-Dealer's End Users or to Sub-Dealer:
------------------------------------------------- -----------------
Fee for each Tier I Support Call received by RIM  $50
------------------------------------------------- -----------------
Fee for each Tier II Support Call received by RIM $50
------------------------------------------------- -----------------

C.   ACCESSORIES
The following accessories will be available to the Sub-Dealer at the prices shown below:

--------------------------------------------------------------------------------------------------
 Description                        RIM Part          MSRP      Lot   Discount       Discount
                                    number (PRD)                size  (Lot- 4999)**  (5000 +)
--------------------------------------------------------------------------------------------------
RIM 5810 Plastic Swivel Holster     ACC-03447-002    $ 19.99    20     40%             50%
--------------------------------------------------------------------------------------------------
RIM 5810 Docking/Charging Cradle    ACC-03731-003    $ 59.99    20     40%             50%
--------------------------------------------------------------------------------------------------
RIM 5810 SIM Tray 10 pack           ACC-03818-002    $  1.69    10     40%             50%
--------------------------------------------------------------------------------------------------
RIM 5810 Travel Charger             ACC-03581-001    $ 44.99    20     40%             50%
--------------------------------------------------------------------------------------------------
RIM 5810 Automotive Charger         ACC-03520-001    $ 39.99    20     40%             50%
--------------------------------------------------------------------------------------------------
RIM 5810 Headset                    ACC-03818-001    $ 29.99    20     40%             50%
--------------------------------------------------------------------------------------------------

**For quantities of accessory orders placed of less than the Lot size, the MSRP will apply.

D.   TAXES and other fees
Product prices and service fees do not include associated shipping and handling fees (if any), and also do not include any applicable taxes, such as sales taxes or taxes on goods and services.

This Dealer Exhibit is subject to change in RIM's sole  discretion,  with twenty
(20) days prior written notice to Sub-Dealer.